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SUPPLEMENTARY BOND TERMS NOTICE
CLASS A NOTES AND CLASS B NOTES








[FREEHILLS LOGO OMITTED]



MLC Centre Martin Place Sydney New South Wales 2000 Australia
Telephone 61 2 9225 5000  Facsimile 61 2 9322 4000
www.freehills.com  DX 361 Sydney

SYDNEY MELBOURNE PERTH CANBERRA BRISBANE HANOI HO CHI MINH CITY SINGAPORE
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Scheme, approved under the Professional Standards Act 1994
(NSW)

Reference PJSR:TEL:25E



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TABLE OF CONTENTS

Clause                                                                   Page

1        FUNCTION                                                           1

2        DEFINITIONS AND INTERPRETATION                                     1

         2.1      Definitions                                               1
         2.2      Incorporation of Master Trust Deed Definitions           13
         2.3      Interpretation                                           13
         2.4      Payments                                                 13

3        NOTES                                                             13

         3.1      Conditions of Notes                                      13
         3.2      Issue of Notes                                           14
         3.3      Trustee's covenant to Noteholders and the Note Trustee   14
         3.4      Final redemption                                         15
         3.5      Period during which interest accrues                     15
         3.6      Calculation of interest                                  15
         3.7      Aggregate receipts                                       16
         3.8      Application of Principal Repayment Pool                  16
         3.9      Repayment of Principal                                   17
         3.10     Final Maturity Date                                      17
         3.11     Reduction in Principal balance                           17
         3.12     Cancellation on repayment                                17
         3.13     Payments into US$ Account                                17
         3.14     Payments out of US$ Account                              17
         3.15     Rounding of amounts                                      17
         3.16     Prescription                                             18
         3.17     Replacement of Currency Swap                             18
         3.18     Realised Losses on Mortgages                             19

4        NOTES CALLABLE AT OPTION OF TRUSTEE                               19

         4.1      Call - Class A Notes                                     19
         4.2      Tax event                                                20
         4.3      Call - Class B Notes                                     20

5        CASH-COLLATERAL                                                   21

         5.1      Cash Collateral Account                                  21
         5.2      Initial Cash Collateral and Liquidity Notes              21
         5.3      Investment of Cash Collateral                            21
         5.4      Use of Cash Collateral                                   22
         5.5      Surplus Cash Collateral                                  22

6        DISTRIBUTION OF COLLECTIONS                                       22

         6.1      Distribution of Interest Collections                     22
         6.2      Distribution of Principal Collections                    23
         6.3      Rights of Liquidity Noteholder                           25
         6.4      Funding Loan Redraw Facilities                           25

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         6.5      Payment of Charge Offs                                   25

7        SUBSTITUTION OF MORTGAGES                                         25

         7.1      Purchase of Substitute Mortgages                         25

8        NOTIFICATIONS OF CALCULATIONS ETC.                                26

9        AMENDMENTS TO MASTER TRUST DEED                                   27

10       RATING AGENCY REQUIREMENTS                                        35

         10.1     Designated Rating Agencies                               35
         10.2     Designated Ratings                                       35
         10.3     Minimum Rating Requirements                              35
         10.4     Banks                                                    35
         10.5     Notifications to Designated Rating Agencies              36
         10.6     No other Requirements                                    36
         10.7     Loan Redraw Facilities                                   36

11       THRESHOLD RATE                                                    36

12       BENEFICIARY                                                       37

13       NOTE TRUSTEE                                                      38

         13.1     Capacity                                                 38
         13.2     Exercise of rights                                       38
         13.3     Representation and warranty                              38
         13.4     Payments                                                 38

14       SECURITY TRUST DEED                                               38

15       MISCELLANEOUS                                                     39

         15.1     Banking Day                                              39
         15.2     Provisions of the Master Trust Deed to Apply
                    Other Than as Set Out Herein                           39
         15.3     Limitation of Liability                                  39
         15.4     Aggregate Outstanding Principal Balance of Notes         39
         15.5     Attorney                                                 39

16       PRIVACY                                                           39


SCHEDULE 1                                                                 43



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                         SUPPLEMENTARY BOND TERMS NOTICE
                             SMHL GLOBAL FUND NO. 4

                         CLASS A NOTES AND CLASS B NOTES

TO: Perpetual Trustees Australia Limited ABN 86 000 431 827 as trustee of the SMHL Global Fund No. 4 (TRUSTEE).

FROM:    ME Portfolio Management Limited, ABN 79 005 964 134 (MANAGER).

--------------------------------------------------------------------------------
1        FUNCTION

         This Supplementary Bond Terms Notice:

                  (a) accompanies a Securitisation Fund Bond Issue Direction dated [##] 2003, as the same may be amended from time to time, in relation to a proposed issue of Notes by the Trustee;

                  (b) sets out the Supplementary Bond Terms for the classes of Notes named in the Direction as "Class A Notes" and "Class B Notes"; and

                  (c) shall be entered into the Register by the Trustee pursuant to clause 23.1(f) of the Master Trust Deed.

--------------------------------------------------------------------------------
2        DEFINITIONS AND INTERPRETATION

         2.1      DEFINITIONS

                  In this Supplementary Bond Terms Notice (including clause 1) and in respect of the Securitisation Fund and the Master Trust Deed, unless the context indicates a contrary intention:

                  A$ CLASS A INTEREST AMOUNT means, for any Payment Date in relation to a Confirmation for Class A Notes, the amount in Australian dollars which is calculated:

                  (a) on a daily basis at the applicable rate set out in that Confirmation (being AUD-BBR-BBSW, as defined in the ISDA Definitions, as at the first day of the Interest Period ending on (but excluding) that Payment Date with a designated maturity of 90 days (or in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of that first Interest Period) plus the relevant Spread);

                  (b) on the A$ Equivalent of the aggregate of the Invested Amount of those Class A Notes as at the first day of the Interest Period ending on (but excluding) that Payment Date; and

                  (c) on the basis of the actual number of days in that Interest Period and a year of 365 days.

                  A$ EQUIVALENT means:

                  (a) in relation to an amount denominated or to be denominated in US$, the amount converted to (and denominated in) A$ at the A$ Exchange Rate; or

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                  (b)      in relation to an amount denominated in A$, the
                           amount of A$.

                  A$ EXCHANGE RATE means, on any date, the rate of exchange (set as at the commencement of a Currency Swap) applicable under that Currency Swap for the exchange of United States Dollars for Dollars.

                  AUTHORISED SIGNATORY means:

                  (a) in relation to the Note Trustee, any duly authorised officer of the Note Trustee and any other duly authorised person of the Note Trustee;

                  (b) in relation to the Principal Paying Agent, any duly authorised officer of the Principal Paying Agent and any other duly authorised person of the Principal Paying Agent; and

                  (c) in relation to the Calculation Agent, any duly authorised officer of the Calculation Agent and any other duly authorised person of the Calculation Agent.

                  BANK means:

                  (a) for the purposes of paragraph (a) of the definition of Banking Day and the definition of US$ Account:

                           (1) a corporation authorised under the Banking Act 1959 (Cth) to carry on general banking business in Australia or a corporation formed or incorporated under any Act of the Parliament of an Australian Jurisdiction to carry on the general business of banking;

                           (2) a person authorised under the Banking Act 1987 (UK) to carry on a deposit taking business; or

                           (3) a banking institution or trust company organised or doing business under the laws of the United States of America or any of its states; and

                  (b) in any other case, a corporation authorised under the Banking Act 1959 (Cth) to carry on general banking business in Australia or a corporation formed or incorporated under an Act of the Parliament of an Australian Jurisdiction to carry on the general business of banking.

                  BANKING DAY means:

                  (a) in relation to the Note Trust Deed, any Class A Note (including any Condition), and any payment of US$ under a Currency Swap and the definition of "Cut-Off" in this clause 2.1, any day, other than a Saturday, Sunday or public holiday, on which Banks are open for business in London, Sydney, Melbourne and New York;

                  (b) in relation to any Class B Note, any other Transaction Document and any payments of A$, any day, other than a Saturday, Sunday or public holiday, on which Banks are open for business in Sydney and Melbourne.

                  BENCHMARK RATE in relation to an Interest Period means the rate expressed as a percentage per annum calculated by taking the rates appearing on the Reuters Screen page BBSW at approximately 10.10 am Sydney time on (subject to this definition) the first Banking Day of that Interest Period for each Bank so quoting (being no fewer than 5) as being the mean buying and selling rate for a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen

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                  page BBSW and having a tenor closest to the term of that
                  Interest Period, eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to 4 decimal places. If fewer than 5 Banks quote on the Reuters Screen page BBSW the Benchmark Rate for that Interest Period shall be calculated as above by taking the rates otherwise quoted by 5 Banks or 5 institutions otherwise authorised to quote rates on the Reuters Screen page BBSW at or about 10.10 am (Sydney time) for a bill of exchange having a tenor closest to the term of that Interest Period, on application by the Manager for such a bill of the same tenor. If a rate cannot be determined in accordance with the foregoing procedures, then the Benchmark Rate shall mean such rate as is specified in good faith by the Manager at or around that time on that date, having regard, to the extent possible, to comparable indices then available as to the rates otherwise bid and offered for such bills of that tenor around that time.

                  BENEFICIARY means, in relation to the Fund, ME Portfolio Management Limited.

                  BOND ISSUE DIRECTION means the Securitisation Fund Bond Issue Direction referred to in clause 1(a).

                  BOOK-ENTRY NOTE means a book-entry note issued or to be issued by the Trustee in registered form under clause 3.1 of the Note Trust Deed representing Class A Notes substantially in the form of Schedule 1 to the Note Trust Deed.

                  CALCULATION AGENT has the same meaning as in the Note Trust Deed.

                  CALCULATION PERIOD means in relation to a Payment Date:

                  (a)      in relation to a first Calculation Period:

                           (1) with respect of the principal under the Loans secured by Mortgages comprised in Assets of the Securitisation Fund, the period from and including the Cut-Off Date until the close of business on the first Cut-Off; and

                           (2) with respect of all other amounts received or applied by the Trustee, the period from and including the Closing Date until the close of business on the first Cut-Off;

                  (b) in relation to the last Calculation Period, from but excluding the last day of the prior Calculation Period to and including the day on which all amounts due on the Notes are redeemed in full; and

                  (c) in relation to any other period, each period commencing immediately after one Cut-Off and ending at the next Cut-Off.

                  CARRY OVER CLASS A CHARGE OFFS means, at any Cut-Off, in relation to a Class A Note, the aggregate of Class A Charge Offs in relation to that Class A Note prior to that Cut-Off which have not been reinstated under clauses 6.1(j) or (k).

                  CARRY OVER CLASS B CHARGE OFFS means, at any Cut-Off, in relation to a Class B Note, the aggregate of Class B Charge Offs in relation to that Class B Note prior to that Cut-Off which have not been reinstated under clause 6.1(l).

                  CARRY OVER REDRAW CHARGE OFFS means, at any Cut-Off, in relation to a Redraw Funding Facility, the aggregate Redraw Charge Offs in relation to that Redraw Funding Facility prior to that Cut-Off which have not been reinstated under clauses 6.1(j) and (k).

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                  CASH COLLATERAL means, at any time, the balance of the Cash
                  Collateral Account at that time.

                  CASH COLLATERAL ACCOUNT means the ledger account established and maintained by the Manager in accordance with clause 5.

                  CHARGED PROPERTY has the same meaning as in the Security Trust Deed.

                  CLASS includes each class constituted by the Class A Notes and the Class B Notes.

                  CLASS A CHARGE OFFS means, in relation to a Class A Note, the amount of any reduction in the Outstanding Principal Balance of that Note under clause 3.18(b).

                  CLASS A INTEREST means all interest accrued on the Class A Notes in respect of an Interest Period in accordance with clause 3.6.

                  CLASS A NOTE means a Note issued as a Class A Note by the Trustee with the characteristics of a Class A Note under this Supplementary Bond Terms Notice and the Direction and includes any relevant Book-Entry Note (or any part or interest in) and any relevant Definitive Note.

                  CLASS A NOTEHOLDER means a Noteholder of a Class A Note.

                  CLASS A OUTSTANDING PRINCIPAL BALANCE means, in relation to a Class A Note, the Outstanding Principal Balance of the Class A Note.

                  CLASS B CHARGE OFFS means in relation to a Class B Note, the amount of any reduction in the Outstanding Principal Balance of that Note under clause 3.18(a).

                  CLASS B INTEREST means all interest accrued on the Class B Notes in respect of an Interest Period in accordance with clause 3.6.

                  CLASS B NOTE means a Note issued as a Class B Note by the Trustee with the characteristics of a Class B Note under this Supplementary Bond Terms Notice and the Direction.

                  CLASS B NOTEHOLDER means a Noteholder of a Class B Note.

                  CLEARING AGENCY means DTC, an organisation registered as a clearing agency pursuant to Section 17A of the Exchange Act and appointed by the Manager and the Trustee to hold Notes (directly or through a Common Depository).

                  CLOSING DATE means the Bond Issue Date in relation to the Notes and is, in relation to the Securitisation Fund, [##] 2003 or such later date as may be agreed between the Trustee and the Manager.

                  COLLECTIONS means, subject to clause 3.15, in relation to each Calculation Period, the aggregate of all moneys received by or on behalf of the Trustee or, in respect of amounts under clause 5.4 and clause 3(b)(1) of the Payment Funding Facility, which are to be applied towards Collections, in respect of the Securitisation Fund during that Calculation Period including:

                  (a) payments of interest, principal, fees and other amounts under the Loans;

                  (b)      proceeds from the enforcement of the Loans;

                  (c) amounts received under the Relevant Mortgage Insurance Policies;

                  (d) amounts recovered from losses on Loans not previously received;

                  (e) amounts received from the Mortgage Manager for breaches of representations or undertakings which have not been designated by the Manager as Suspended Moneys;

                  (f) any interest income received during that Calculation Period in respect of Authorised Investments not being funds credited to the Cash Collateral Account or received under the Payment Funding Facility;

                  (g) any amounts received on termination of Interest Hedge or Currency Swap following default by the Interest Hedge Provider or the Currency Swap Provider respectively; and

                  (h) amounts (if any) held as collateral against default under Interest Hedge or Currency Swap following a default by the Interest Hedge Provider or the Currency Swap Provider respectively, but excluding:

                  (a) receipts (whether of an income nature or, upon sale or maturity, of a capital nature) in respect of Authorised Investments comprised in the Cash Collateral Account;

                  (b) receipts which the Trustee is obliged to pay to a Relevant Mortgage Insurer under a Relevant Mortgage Insurance Policy;

                  (c)      receipts under any Redraw Funding Facility;

                  (d) receipts under or arising from any drawing under any Payment Funding Facility;

                  (e) to the extent that the Interest Hedge Provider has not defaulted under the relevant Interest Hedge, receipts from an Interest Hedge Provider which, as a consequence of a downgrade or withdrawal of the rating of the Interest Hedge Provider by a Designated Rating Agency, have been provided to the Trustee as collateral against default by the Interest Hedge Provider under the relevant Interest Hedge;

                  (f) to the extent that the Currency Swap Provider has not defaulted under the relevant Currency Swap, receipts from a Currency Swap Provider which, as a consequence of a downgrade or withdrawal of the rating of the Currency Swap Provider by a Designated Rating Agency, have been provided to the Trustee as collateral against default by the Currency Swap Provider under the relevant Currency Swap; and

                  (g) receipts that have been designated by the Manager as Suspended Moneys.

                  COMMON DEPOSITORY means Cede & Co, as nominee for DTC, or any other common depository for DTC or any Clearing Agency appointed from time to time to hold any Book-Entry Note.

                  CONDITIONS means the Conditions for the Class A Notes in the form set out in schedule 4 to the Note Trust Deed (but, so long as the Class A Notes are represented by Book-Entry Notes, with the deletion of any provisions which are applicable only to the Definitive Notes), as the same may from time to time be modified in accordance with this Supplementary Bond Terms Notice and the Note Trust Deed. Any reference in this Supplementary Bond Terms Notice to a particular numbered Condition shall be construed accordingly.

                  CONFIRMATION means, in respect of the Currency Swap, any Confirmation (as defined in the Currency Swap).

                  CORPORATIONS ACT means the Corporations Act 2001 (Cth).

                  CSFB means Credit Suisse First Boston Corporation (ABN 17 061 700 712)

                  CURRENCY SWAP means, each master agreement dated on or about the date of this Supplementary Bond Terms Notice between the Trustee in its capacity as trustee of the Securitisation Fund, the Manager and the Currency Swap Provider, on the terms of the ISDA Master Agreement (with amendments thereto), each Transaction (as defined in that agreement) entered into in accordance with that agreement under which the Currency Swap Provider agrees to pay certain amounts in US$ to the Trustee or at the Trustee's direction in exchange for certain amounts in A$ or any other Hedge on similar terms which, if entered into, will not result in the downgrading of, or withdrawal of the ratings for, any Notes.

                  CURRENCY SWAP PROVIDER means, initially, National and thereafter any other person who is or becomes a party to a Currency Swap.

                  CUT-OFF means, in relation to a Payment Date, the close of business on the day which is 7 Banking Days before that Payment Date.

                  CUT-OFF DATE means the close of business, [##] 2003. DEFINITIVE NOTE means a note in definitive form (whether bearer or registered) issued or to be issued in respect of any Class A Note under, and in the circumstances specified in, clause 3.3 of the Note Trust Deed, and includes any replacement for a Definitive Note issued under Condition 11.

                  DESIGNATED RATING AGENCY means, Fitch Ratings, S&P or Moody's.

                  DEUTSCHE BANK SECURITIES means Deutsche Bank Securities Inc.

                  DIRECTION means the Securitisation Fund Bond Issue Direction referred to in clause 1(a).

                  DTC means the Depository Trust Company.

                  ENCUMBRANCE means an interest or power:

                  (a) reserved in or over an interest in any asset including, but not limited to, any retention of title; or

                  (b) created otherwise arising in or over any interest in any asset under a bill of sale, mortgage, change, lien, pledge, trust or power.

                  by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes but is not limited to, any agreement to grant or create any of the above.

                  EXCHANGE ACT means the United States Securities Exchange Act of 1934.

                  FINAL MATURITY DATE means in respect of each Class the earlier of:

                  (a)

                           (1)      for Class A Notes - 1 October 2029; and

                           (2)      for Class B Notes - 1 October 2029,
                           in each case, the date specified is subject to adjustment in accordance with the Modified Following Business Day Convention; and

                  (b) the date declared by the Trustee at the direction of the Manager in accordance with clause 4.

                  FITCH RATINGS means Fitch, Inc.

                  HEDGE in relation to the Fund includes any Interest Hedge and the Currency Swap.

                  INITIAL PAYMENT FUNDING FACILITY means the Payment Funding Facility dated on or about the date of this Supplementary Bond Terms Notice.

                  INTEREST means Class A Interest or Class B Interest.

                  INTEREST COLLECTIONS means, in relation to a Calculation Period, all Collections for that Calculation Period other than Principal Collections.

                  INTEREST HEDGE means each master agreement made between the Trustee and the Manager on one hand andNational or any other person on the terms of the ISDA Master Agreement (with amendments thereto), each Transaction (as defined in that agreement) entered into in accordance with that agreement in relation to the interest rate risk arising from a Mortgage under which all or part of the interest payable is fixed.

                  INTEREST HEDGE PROVIDER means in relation to an Interest Hedge, the person who has entered into that Interest Hedge with the Trustee other than the Manager.

                  INTEREST PERIOD means:

                  (a) in relation to the first Interest Period of a Note, the period commencing on (and including) the Closing Date and ending on (but excluding) the first Payment Date;

                  (b) in relation to the final Interest Period, the period commencing on (and including) the Payment Date prior to the day on which all amounts due on such Notes are redeemed in full in accordance with the Transaction Documents and ending on (but excluding) such day; but if the Outstanding Principal Balance of any Note on the due date for redemption is not zero and payment of principal due is improperly withheld or refused, the final Interest Period ends on the day on which:

                           (1) the monies in respect of that Note have been received by the Note Trustee or the Principal Paying Agent and notice to that effect has been given in accordance with the relevant Condition; or

                           (2) the Outstanding Principal Balance of that Note has been reduced to zero provided that interest will thereafter begin to accrue from (and including) any date on which the Invested Amount of the Notes becomes greater than zero; and

                  (c) in relation to each other Interest Period, each period commencing on (and including) a Payment Date and ending on (but excluding) the next Payment Date.

                  INTEREST RATE means, in relation to:

                  (a) a Class A Note and an Interest Period, LIBOR in relation to that Interest Period;

                  (b) Class B Note and an Interest Period, the Benchmark Rate for that Interest Period,

                  plus, in all cases, the relevant Margin for the relevant Note.

                  INVESTED AMOUNT means at any time in relation to a Note, an amount equal to:

                  (a)      the Original Principal Balance of the Note; minus

                  (b) all repayments of principal made in relation to the Note.

                  ISDA means the International Swaps and Derivatives Association, Inc. (formerly the International Swaps Dealers Association Inc).

                  ISDA DEFINITIONS means the 2000 Definitions published by ISDA as amended from time to time.

                  ISDA MASTER AGREEMENT means the June 1992 Multicurrency-Cross border edition of the Master Agreement published by ISDA, any schedule forming part of that Agreement and the relevant addenda to it.

                  LEAD MANAGER means collectively, CSFB and Deutsche Bank Securities.

                  LIBOR means, in relation to any Interest Period, the rate of interest determined by the Calculation Agent as follows:

                  (a) on the second Banking Day before the beginning of each Interest Period (each an INTEREST DETERMINATION
                           DATE), the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the ISDA Definitions being the rate applicable to any Interest Period for three-month (or in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of that first Interest Period) deposits in United States Dollars which appears on the Telerate Page 3750 as of 11.00 am, London time, determined on the Interest Determination Date by the Calculation Agent;

                  (b) if such rate does not appear on the Telerate Page 3750, the rate for that Interest Period will be determined as if the Trustee and the Calculation Agent had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US Dollars are offered by the Reference Banks (being four major banks in the London interbank market agreed to by the Calculation Agent and the Currency Swap Provider) at approximately 11.00 am, London time, on the Interest Determination Date to prime banks in the London interbank market for a period of three months (or in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of that first Interest Period) commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Calculation Agent and the Currency Swap

                           Provider, at approximately 11.00 am, New York City time, on that Interest Determination Date for loans in US Dollars to leading European banks for a period of three months (or in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of that first Interest Period) commencing on the first day of the Interest Period and in a Representative Amount;

                  (c) if no such rates are available in New York City, then the rate for such Interest Period will be the most recently determined rate in accordance with this paragraph.

                  In this definition of LIBOR, Banking Day means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London and New York City.

                  LIQUIDITY NOTEHOLDER means initially, P.T. Limited and subsequently each person who is from time to time the holder of a Liquidity Note.

                  LIQUIDITY NOTES means the liquidity notes issued by the Trustee to the Liquidity Noteholder in accordance with clauses 5.2(1) and (2).

                  LOAN REDRAW FACILITY means, in relation to a Loan, any facility under which a Mortgagor may apply to redraw amounts under the Loan where the actual outstanding principal balance under the Loan is less than the scheduled principal balance of the Loan.

                  MANAGER means ME Portfolio Management Limited.

                  MARGIN means in respect of each Class:

                  (a) in respect of the Notes, up to but excluding [##], the following percentage in respect of each Class:

                           (1)      Class A Notes [##]% per annum; and

                           (2)      Class B Notes [##]%per annum; and

                  (b) from and including [##] the percentage per annum referred to in paragraph (a) plus the following percentage in respect of each Class:

                           (1)      Class A Notes [##]% per annum; and

                           (2)      Class B Notes [##]% per annum.

                  MASTER TRUST DEED means the Master Trust Deed dated 4 July 1994 made between the Trustee and the Manager and providing for the establishment of a series of separate trusts known collectively as the Superannuation Members' Home Loans Trusts, as amended from time to time.

                  MODIFIED FOLLOWING BUSINESS DAY CONVENTION has the meaning given to it in the ISDA Definitions.

                  MORTGAGE TRANSFER PROPOSAL means a mortgage transfer proposal as that term is defined in the Master Trust Deed with such amendment as may be necessary to give effect to clause 7 of this deed.

                  NATIONAL means the National Australia Bank Limited (ABN 12 004 044 937).

                  NOTE means a Bond being a Class A Note or a Class B Note referred to in this Supplementary Bond Terms Notice, and includes the Conditions relating to a Class A Note.

                  NOTEHOLDER means, at any time, the person who:

                  (a) in relation to a Class B Note, is registered as the holder of that Note at that time;

                  (b) in relation to a Definitive Note, is the registered holder of that Note (in the case of registered Definitive Note) or bearer of that Note (in the case of bearer Definitive Notes) at that time; or

                  (c) in relation to a Note which is represented by a Book-Entry Note, unless the context requires otherwise, is noted on the register maintained under the Note Trust Deed as a noteholder.

                  The words holder and holders shall (where appropriate) be construed accordingly.

                  NOTE REGISTER means the register kept by the Note Registrar to provide for the registration and transfer of Class A Notes under the Note Trust Deed.

                  NOTE REGISTRAR means The Bank of New York or any successor note registrar approved in writing by the Note Trustee and appointed under the Note Trust Deed.

                  NOTE TRUST DEED means the deed so entitled dated on or about the date of this Supplementary Bond Terms Notice between The Bank of New York as Note Trustee, Principal Paying Agent, Calculation Agent and Note Registrar, the Trustee, the Manager and the Security Trustee.

                  NOTE TRUSTEE means The Bank of New York or any successor note trustee appointed under the Note Trust Deed.

                  ORIGINAL PRINCIPAL BALANCE means in relation to a Note, the initial Face Value of that Note.

                  OUTSTANDING PRINCIPAL BALANCE means:

                  (a) at any time in relation to a Note, an amount equal to:

                           (1)      the Original Principal Balance of the Note;
                                    minus

                           (2) all repayments of principal made in relation to that Note (other than amounts applied under clauses 6.1(j), (k) or (l)); minus

                           (3) the Carry Over Class A Charge Offs or the Carry Over Class B Charge Offs (if any and as the case requires) for the Note; plus

                           (4) the amount to be applied, or available to be applied, under clauses 6.1(j), 6.1(k) or 6.1(l) (if any and as the case requires) in reinstating the Outstanding Principal Balance of the Note; and

                  (b) at any time in relation to a Loan, the then outstanding principal under the Loan secured by the Mortgage.

                  PAYMENT DATE means:

                  (a) in respect of Class A Notes, the first day of each July, October, January and April (New York time) after the Closing Date;

                  (b) in respect of Class B Notes, the first day of each July, October, January and April after the Closing Date,

                  with the first Payment Date being 1 July 2003 and the last Payment Date being the Final Maturity Date, but, in each case if that day is not a Banking Day, the

                  Payment Date shall be adjusted in accordance with the Modified Following Business Day Convention.

                  PAYMENT FUNDING FACILITY means any facility provided to the Trustee to enable the Trustee to support or fund payments required or to be made by the Trustee in respect of any Enhancement or Interest Hedge or as otherwise provided in that facility and in a form approved by each Designated Rating Agency.

                  PRINCIPAL COLLECTIONS means, in relation to a Calculation Period, the amount equal to the excess of the aggregate Unpaid Balance of the Loans secured by the Mortgages comprised in the Assets of the Fund as of the first day of that Calculation Period over the aggregate Unpaid Balance of the Loans secured by the Mortgages comprised in the Assets of the Fund as of the last day of that Calculation Period, plus in the case of the first Calculation Period only, an amount equal to:

                  (a) the aggregate Original Principal Balance of the Class A Notes and Class B Notes; minus

                  (b) the aggregate Unpaid Balance of the Loans secured by the Mortgages comprised in the Assets of the Fund as at the Bond Issue Date.

                  PRINCIPAL ENTITLEMENT in relation to a Note for a Payment Date means the principal amount payable in respect of that Note on that Payment Date pursuant to clause 3.9.

                  PRINCIPAL PAYING AGENT means The Bank of New York or any successor as Principal Paying Agent under the Note Trust Deed.

                  PRINCIPAL REPAYMENT POOL means, on any Payment Date the amount required to be paid, and available for payment to, Noteholders in accordance with clause 6.2.

                  REALISED LOSS means with respect to a Loan secured by the Mortgages comprised in the Assets of the Fund:

                  (a)      the Outstanding Principal Balance of such Loan; minus

                  (b) the total amount recovered and recoverable under the Relevant Mortgage Insurance Policy; plus

                  (c) any damages or other amounts payable under or in respect of the Master Trust Deed, this Supplementary Bond Terms Notice or the Mortgage Origination and Management Agreement relating to such Loan.

                  REDRAW CHARGE OFF means, in relation to a Redraw Funding Facility, the amount of reduction of the Redraw Principal Outstanding under clause 3.18(b).

                  REDRAW FUNDING FACILITY means any facility provided to the Trustee to enable the Trustee to fund payments under a Loan Redraw Facility.

                  REDRAW PRINCIPAL OUTSTANDING means at any time in respect of a Redraw Funding Facility, an amount equal to:

                  (a) all principal drawings under the Redraw Funding Facility which have been used to fund a payment of principal under a Loan Redraw Facility; minus

                  (b) all repayments of principal in respect of such principal drawing; minus

                  (c) the Carry Over Redraw Charge Offs for the Redraw Funding Facility; plus

                  (d) the amount to be applied or available to be applied under clause 6.1(j) and (m) in repaying the Redraw Principal Outstanding under the Redraw Funding Facility.

                  RELEVANT MORTGAGE INSURANCE POLICY means a Mortgage Insurance Policy issued to or held by the Trustee (in whole or in part) as trustee of the Securitisation Fund, or which covers Mortgages comprised in the Assets of the Securitisation Fund.

                  RELEVANT MORTGAGE INSURER means a Mortgage Insurer under a Relevant Mortgage Insurance Policy.

                  REQUIRED CASH COLLATERAL means, on a Payment Date, an amount equal to the higher of:

                  (a) [0.25]% of the aggregate Outstanding Principal Balance of the Loans secured by the Mortgages or such other amount as the Manager and the Designated Rating Agencies agree from time to time; and

                  (b) [0.03]% of the Total Original Principal Balance of the Notes or such other amount as the Manager and the Designated Rating Agencies agree from time to time,

                  in each case disregarding payments and allocation of Realised Losses in respect of the Outstanding Principal Balance to be made on that Payment Date in accordance with clauses 3 and 6.

                  SECURITISATION FUND or FUND means the Securitisation Fund established under the Master Trust Deed known as SMHL Global Fund No. 4.

                  SECURITY TRUST DEED means the deed so entitled dated on or about the date of this Supplementary Bond Terms Notice between the Trustee, the Manager, the Note Trustee and the Security Trustee.

                  SPREAD has the meaning given in the Currency Swap in respect of payments by the Trustee under the Currency Swap.

                  SUBSTITUTE MORTGAGES means any Mortgages purchased by the Trustee pursuant to clause 7.1(c).

                  SURPLUS CASH COLLATERAL means, on any Payment Date, the amount by which the Cash Collateral exceeds the Required Cash Collateral.

                  SUSPENDED MONEYS has the meaning given to it in clause 7.1(b).

                  SWAP PROVIDER means, in relation to a Hedge, the counterparty which enters into that arrangement with the Trustee (other than the Manager).

                  TOTAL ORIGINAL PRINCIPAL BALANCE means, as the context requires, the aggregate Original Principal Balance of all Notes or a Class of Notes.

                  TOTAL OUTSTANDING PRINCIPAL BALANCE means, at any time, the aggregate Outstanding Principal Balance at that time of all Notes or a Class of Notes.

                  TRANSACTION has the meaning given to it under the relevant ISDA Master Agreement.

                  TRANSACTION DOCUMENT means each Transaction Document (as defined in the Master Trust Deed) to the extent that it relates to the Securitisation Fund or the Notes.

                  TRANSFER DATE has the meaning given to it in clause 10.9 of the Master Trust Deed.

                  TRUSTEE means Perpetual Trustees Australia Limited, in its capacity as trustee of the Securitisation Fund.

                  UNITED STATES DOLLARS, USD and US$ means the currency of the United States of America.

                  UNPAID BALANCE means, at any time, an amount equal to:

                  (a) the aggregate initial Outstanding Principal Balance of Loans secured by Mortgages comprised in Assets of the Securitisation Fund; minus

                  (b) all repayments of principal in respect of such Loans which have not been redrawn.

                  US$ ACCOUNT means, in relation to the Fund, the US$ account of the Principal Paying Agent for the Fund or any other account opened and maintained outside Australia, of the Principal Paying Agent for the Fund so long as the Principal Paying Agent is a Bank which complies with clause 10.4(a).

                  US$ EXCHANGE RATE means, on any date, the rate of exchange (set as at the commencement of the Currency Swap) applicable under the Currency Swap for the exchange of Dollars for United States Dollars.

         2.2      INCORPORATION OF MASTER TRUST DEED DEFINITIONS

                  Subject to clause 2.1, each expression used herein that is defined in the Master Trust Deed and is not defined herein shall have the same meaning herein as in the Master Trust Deed.

         2.3      INTERPRETATION

                  The provisions of clause 1.2 of the Master Trust Deed shall be incorporated, mutatis mutandis, into this Supplementary Bond Terms Notice.

         2.4      PAYMENTS

                  All payments of principal and interest:

                  (a)      on the Class A Notes must be in United States
                           Dollars; and

                  (b)      on the Class B Notes must be in Dollars.


--------------------------------------------------------------------------------
3        NOTES

         3.1      CONDITIONS OF NOTES

                  (a) The conditions of the Class A Notes will be as set out in the Master Trust Deed as supplemented and amended by this Supplementary Bond Terms Notice, the Conditions and the Note Trust Deed.

                  (b) The conditions of the Class B Notes will be as set out in the Master Trust Deed, as supplemented and amended by this Supplementary Bond Terms Notice.

         3.2      ISSUE OF NOTES

                  (a) Class A Notes must be issued in amounts, or on terms, such that their offer for subscription and their issue will comply with the Note Trust Deed and otherwise in a way that does not require disclosure to investors under Part 6D.2 of the Corporations Act, and will comply with:

                           (1)      the Financial Services and Markets Act 2000
                                    (UK) and all regulations made under or in relation to that Act and the Public Offers of Securities Regulations 1995, as amended; and

                           (2) the United States Securities Act of 1933, the Exchange Act, all regulations made under or in relation to them, and all other laws or regulations of any jurisdiction of the United States of America regulating the offer or issue of, or subscription for, Class A Notes.

                  (b) Class B Notes must be issued in minimum parcels or subscriptions which have an aggregate Original Principal Balance of A$500,000, (disregarding any amount payable to the extent to which it is to be paid out of money lent by the person offering the Notes or an associate (as defined in Division 2 of Part 1.2 of the Corporations Act)) or otherwise in a way that does not require disclosure to investors under Part 6D.2 of the Corporations Act, and will comply with the Financial Services and Markets Act 2000 (UK) and all regulations made under or in relation to that Act and the Public Offers of Securities Regulations 1995, as amended.

                  (c) No Class B Note has been or will be registered under the United States Securities Act of 1933 as amended (the "Securities Act") and the Class B Notes may not be offered or sold within the United States or to, or for the account of benefit of, US persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S of the Securities Act.

         3.3      TRUSTEE'S COVENANT TO NOTEHOLDERS AND THE NOTE TRUSTEE

                  Subject to the terms of the Master Trust Deed and this Supplementary Bond Terms Notice, the Trustee:

                  (a) acknowledges its indebtedness in respect of the Invested Amount of each Note and interest thereon;

                  (b) covenants for the benefit of each Noteholder and the Note Trustee that it will (subject to receiving any directions required under and given in accordance with the Transaction Documents):

                           (1) make all payments on or in respect of the Notes held by that Noteholder on the applicable Payment Date;

                           (2) comply with the terms of this Supplementary Bond Terms Notice and the Transaction Documents to which it is a party; and

                           (3) pay the Outstanding Principal Balance in relation to the Notes held by that Noteholder on the Final Maturity Date and accrued and unpaid interest on the Invested Amount.

         3.4      FINAL REDEMPTION

                  Each Note must be finally redeemed, and the obligations of the Trustee with respect to the payment of the Outstanding Principal Balance of that Note must be finally discharged, on the first to occur of:

                  (a) the date upon which the Invested Amount of that Note is reduced to zero;

                  (b)      the date upon which the Note is redeemed under clause
                           4;

                  (c) the date upon which the relevant Noteholder renounces in writing all of its rights to any amounts payable under or in respect of that Note;

                  (d) the date on which all amounts received by the Note Trustee with respect to the enforcement of the Security Trust Deed are paid to the Principal Paying Agent and all amounts payable to the Class B Noteholders with respect to the enforcement of the Security Trust Deed are paid to the Class B Noteholders;

                  (e) the Payment Date immediately following the date on which the Trustee completes a sale and realisation of all Assets of the Fund in accordance with the Master Trust Deed and this Supplementary Bond Terms Notice; and

                  (f)      the Final Maturity Date.

         3.5      PERIOD DURING WHICH INTEREST ACCRUES

                  Each Note bears interest calculated and payable in arrears in accordance with this Supplementary Bond Terms Notice from the Closing Date to the date upon which that Note is finally redeemed under clause 3.4.

         3.6      CALCULATION OF INTEREST

                  (a)      Subject to clause 3.6(b), interest payable on each
                           Note in respect of each Interest Period is calculated as the product of:

                           (1)      on a daily basis at the applicable Interest
                                    Rate;

                           (2) on the Invested Amount of that Note as at the first day of that Interest Period, after giving effect to any payments of principal made with respect to such Note on such day; and

                           (3) a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 365 days (in the case of Class B Notes) or 360 days (in the case of Class A Notes).

                  (b) No interest will accrue on any Note for the period from and including:

                           (1) the date on which the Outstanding Principal Balance of that Note is reduced to zero (provided that interest shall thereafter begin to accrue from (and including) any date on which the Outstanding Principal Balance of that Note becomes greater than zero); or

                           (2) if the Outstanding Principal Balance of the Note on the due date for redemption in full of the Note is not zero, unless payment of principal due is improperly withheld or refused, following which the Note will continue to earn interest on the Invested Amount of the Note at the rate from time to time applicable to the Note until the later of:

                                    (A)      the date on which the moneys in
                                             respect of that Note have been
                                             received by the Note Trustee or the
                                             Principal Paying Agent and notice
                                             to that effect is given in
                                             accordance with the relevant
                                             Conditions; or

                                    (B)      the date on which the Outstanding
                                             Principal Balance of that Note has
                                             been reduced to zero (provided that
                                             interest shall thereafter begin to
                                             accrue from (and including) any
                                             date on which the Outstanding
                                             Principal Balance of that Note
                                             becomes greater than zero).

                           (c) If Interest is not paid in respect of a Note on the date when due and payable (other than because the due date is not a Banking Day) that unpaid Interest will itself bear interest at the Interest Rate applicable from time to time on that Note until the unpaid Interest, and interest on it, is available for payment and:

                                    (1)      in the case of the Class A Notes,
                                             notice of that availability has
                                             been duly given in accordance with
                                             Condition 12; or

                                    (2)      in the case of the Class B Notes,
                                             there is full satisfaction of those
                                             amounts, to be determined in
                                             accordance with the Master Trust
                                             Deed (as amended in accordance with
                                             this Supplementary Bond Terms
                                             Notice).

         3.7      AGGREGATE RECEIPTS

                  (a) Notwithstanding anything in clause 6.2, no Noteholder will be entitled to receive aggregate principal under any Note at any time in excess of the Invested Amount for that Note at that time.

                  (b) The Trustee, the Manager, the Note Trustee, the Security Trustee and the Paying Agents may treat the Noteholder as the absolute owner of that Note (whether or not that Note is overdue and despite any notation or notice to the contrary or writing on it or any notice of previous loss or theft of it or of trust or other interest in it) for the purpose of making payment and for all other purposes.

         3.8      APPLICATION OF PRINCIPAL REPAYMENT POOL

                  At all times prior to the making by the Security Trustee of a declaration in accordance with the Security Trust Deed that the charge created by the Security Trust Deed is immediately enforceable, the Principal Repayment Pool in relation to a Payment Date must be applied in or towards the repayment of principal on the Notes on that Payment Date in accordance with this clause 3 and clause 6 or the purchase of Substitute Mortgages in accordance with clause 7. Upon and after the making of such a declaration, the Notes will rank, and payments will be made in respect of the Notes, in accordance with the provisions of the Security Trust Deed and, in the case of the Class A Notes, the Note Trust Deed.

         3.9      REPAYMENT OF PRINCIPAL

                  On each Payment Date, the Principal Repayment Pool must, subject to this clause 3 and clauses 6 and 7, be applied in or towards making repayments of principal on the Notes in accordance with clause 6 until the Invested Amount for each
                  Note is reduced to zero.

         3.10     FINAL MATURITY DATE

                  The Outstanding Principal Balance of each Note must be repaid in full on the Final Maturity Date.

         3.11     REDUCTION IN PRINCIPAL BALANCE

                  Each payment of principal in respect of a Note under this clause 3 reduces the Invested Amount of that Note by the amount of that payment. The Trustee has no obligation to make any payment of principal under this clause 3 in respect of a
                  Note in excess of the Invested Amount of that Note immediately prior to that payment being made.

         3.12     CANCELLATION ON REPAYMENT

                  Upon the reduction of the Invested Amount of a Note to zero by repayment of principal in accordance with this clause 3 and payment of all the Interest Amounts (and other interest payments) in relation to that Note, that Note is cancelled.

         3.13     PAYMENTS INTO US$ ACCOUNT

                  (a) The Trustee must direct the Currency Swap Provider to pay all amounts denominated in US$ payable to the Trustee by the Currency Swap Provider under the Currency Swap into the US$ Account or to the Principal Paying Agent under the Note Trust Deed on behalf of the Trustee.

                  (b) If the Trustee or the Manager receives any amount denominated in US$ from the Currency Swap Provider under the Currency Swap they must promptly pay that amount to the credit of the US$ Account or to the Principal Paying Agent.

         3.14     PAYMENTS OUT OF US$ ACCOUNT

                  On each Payment Date, the Trustee must, on the direction of the Manager, or must require that the Principal Paying Agent on its behalf, distribute from the US$ Account the relevant amounts of principal and interest due in respect of each Class A Notes in accordance with the Note Trust Deed and in the order of priority in clauses 6.1 and 6.2.

         3.15     ROUNDING OF AMOUNTS

                  In making the calculations required or contemplated by this clause 3, the Manager shall round calculations to four decimal places, except that all monetary amounts shall be rounded down to the nearest cent or as otherwise required in this Supplementary Bond Terms Notice.

         3.16     PRESCRIPTION

                  Despite any other provision of this Supplementary Bond Terms Notice and the Master Trust Deed, Condition 8 of the Class A Notes applies to all amounts payable in relation to any Class A Note.

         3.17     REPLACEMENT OF CURRENCY SWAP

                  (a) If the Currency Swap is terminated, the Trustee must at the direction of the Manager enter into one or more currency swaps which replace the Currency Swap (collectively a Replacement Currency Swap) but only on the condition:

                           (1) that the amount determined under section 6(e) of the ISDA Master Agreement for the Currency Swap ("Currency Swap Termination Amount"), if any, which is payable by the Trustee to the Currency Swap Provider on termination of the Currency Swap will be paid in full when due in accordance with this Supplementary Bond Terms Notice and the Currency Swap;

                           (2) the ratings assigned to the Notes are not adversely affected, which must be confirmed in writing by each Designated Rating Agency;

                           (3) the liability of the Trustee under that Replacement Currency Swap is limited to at least the same extent that its liability is limited under the Currency Swap; and

                           (4) the terms of the Replacement Currency Swap are acceptable to the Trustee acting reasonably and taking into account the interests of the Noteholders.

                  (b) If the condition in clause (a) is satisfied, the Trustee must at the direction of the Manager enter into the Replacement Currency Swap and if it does so it must direct the provider of the Replacement Currency Swap to pay any upfront premium to enter into the Replacement Currency Swap due to the Trustee directly to the Currency Swap Provider in satisfaction of and to the extent of the Trustee's obligation to pay the Currency Swap Termination Amount to the Currency Swap Provider as referred to in clause (a). If the Currency Swap Termination Amount (if any) is payable by the Currency Swap Provider to the Trustee, the Trustee shall direct the Currency Swap Provider to pay such amount directly to the Replacement Currency Swap Provider in satisfaction and to the extent of any upfront premium to enter into the Replacement Currency Swap. Where the upfront premium payable upon entry into the Replacement Currency Swap is:

                           (1) payable by the Trustee to the Replacement Swap Provider, then the:

                                    (A)      excess of the Currency Swap
                                             Termination Amount over the upfront
                                             premium will be included as Income
                                             Collection for the relevant
                                             Calculation Period; and

                                    (B)      excess of the upfront premium
                                             payable over the Currency Swap
                                             Termination Amount will be
                                             satisfied by the Trustee as an
                                             Expense; and

                           (2) payable by the Replacement Swap Provider to the Trustee, then the:

                                    (A)      excess of the Currency Swap
                                             Termination Amount over the upfront
                                             premium will be satisfied by the
                                             Trustee as an Expense; and

                                    (B)      excess of the upfront premium over
                                             the Currency Swap Termination
                                             Amount will be included as Income
                                             Collection for the relevant
                                             Calculation Period.

         3.18     REALISED LOSSES ON MORTGAGES

                  On each Payment Date on which the Manager determines that the aggregate amount of Realised Losses for the related Calculation Period exceeds funds available on such Payment Date to reimburse such Realised Losses under clause 6.1 the Manager must do the following on and with effect from such Payment Date:

                  (a) reduce pro-rata as between themselves the Outstanding Principal Balance of the Class B Notes by the amount of that excess until the Outstanding Principal Balance of the Class B Notes is zero (CLASS B CHARGE
                           OFFS); and

                  (b) if the Outstanding Principal Balance of the Class B Notes is zero and any amount of that excess has not been applied under clause 3.18(a), reduce pro-rata and rateably as between the Class A Notes and the Redraw Funding Facilities with respect to the balance of the deficiency:

                           (1) rateably as between such of the Class A Notes, the Outstanding Principal Balance of the Class A Notes by amount of the remaining deficiency until the Outstanding Principal Balance of the Class A Notes is zero (CLASS A CHARGE OFFS); and

                           (2) rateably as between each Redraw Funding Facility, the Redraw Principal Outstanding of the Redraw Funding Facilities by the amount of the remaining deficiency until the Redraw Principal Outstanding under each Redraw Funding Facility is zero (REDRAW CHARGE OFFS).

--------------------------------------------------------------------------------
4        NOTES CALLABLE AT OPTION OF TRUSTEE

         4.1      CALL - CLASS A NOTES

                  The Trustee must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 45 days' notice to the Class A Noteholders, in the case of Class A Notes, in accordance with Condition 12, purchase or redeem all, but not some only, of the Notes by repaying the Outstanding Principal Balance of those Notes, together with accrued interest to (but excluding) the date of repurchase or redemption on any Payment Date falling on or after the earlier of:

                  (a) the Payment Date on which the Outstanding Principal Balance of all Notes is equal to or less than 10% of the Total Original Principal Balance; and

                  (b) in the case of Class A Notes, the Payment Date falling on [##], provided that:

                  (c) if the aggregate Outstanding Principal Balance of all Class A Notes on such date of redemption or repurchase has been reduced by Class A Charge Offs which have not been reinstated under clauses 6.1(j) and (k), the Noteholders owning at least 75% of the aggregate Invested Amount of the Class A Notes must consent to such repurchase or redemption; and

                  (d) the Trustee will be in a position on such Payment Date to discharge (and the Manager so certifies to the Trustee and the Note Trustee upon which the Trustee and the Note Trustee will rely conclusively) all its liabilities in respect of the Notes (at their Outstanding Principal Balance) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with the Notes if the security for the Notes were being enforced.

         4.2      TAX EVENT

                  If the Manager satisfies the Trustee and the Note Trustee immediately prior to giving the notice referred to below that either:

                  (a) on the next Payment Date the Trustee would be required to deduct or withhold from any payment of principal or interest in respect of the Notes, the Currency Swap, the Payment Funding Facility or the Redraw Funding Facility any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

                  (b) the total amount payable in respect of interest in relation to any of the Loans secured by the Mortgages comprised in the Assets of the Fund for a Calculation Period ceases to be receivable (whether or not actually received) by the Trustee during such Calculation Period, the Trustee must, when so directed by the Manager, at the Manager's option (provided that the Trustee will be in a position on such Payment Date to discharge and the Manager will so certify to the Trustee and the Note Trustee) all its liabilities in respect of the Notes (at their Invested Amount) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with the Notes if the security for the Notes were being enforced), having given not more than 60 nor less than 45 days notice to the Noteholders in accordance with Condition 12 redeem all, but not some only, of the Notes at their then Invested Amounts together with accrued interest to (but excluding) the date of redemption on any subsequent Payment Date, provided that the Noteholders may by Extraordinary Resolution elect, and must notify the Trustee and the Manager not less than 21 days before the next Payment Date following the receipt of notice of such proposed redemption, that they do not require the Trustee to redeem the Notes.

         4.3      CALL - CLASS B NOTES

                  The Trustee must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 45 days' notice to the Class B Noteholders, in the case of Class B Notes redeem all, but not some only, of the

                  Class B Notes by repaying the Outstanding Principal Balance of those Notes, together with accrued interest to (but excluding) the date of redemption, on:

                  (a) the date of redemption, repurchase or final repayment of the Class A Notes; or

                  (b) (if directed by the Manager) any Payment Date falling after such date.

--------------------------------------------------------------------------------
5        CASH-COLLATERAL

         5.1      CASH COLLATERAL ACCOUNT

                  On the Closing Date the Manager must establish and at all times until the Outstanding Principal Balance of all Notes is reduced to zero maintain a ledger account in the accounting records maintained by it pursuant to the Master Trust Deed designated "SMHL Global Fund No. 4 Cash Collateral Account".

         5.2      INITIAL CASH COLLATERAL AND LIQUIDITY NOTES

                  On the Closing Date, the Trustee must:

                  (a) subject to the terms of the Master Trust Deed, and in accordance with the Bond Issue Direction,

                           issue to the Liquidity Noteholder (as nominee on behalf of the Trustee in its capacity as trustee of the Fund known as the Superannuation Members' Home Loans Securitisation Fund No. 11) liquidity notes (being Bonds as defined in the Master Trust Deed) having an initial Face Value of an amount equal to A$[##], being comprised in a Class named "SMHL Global No. 4 - Liquidity Notes", and being on the terms set out in the Schedule and the Master Trust Deed;

                  (b) in accordance with clauses 7.8(f) and 7.10 of the Master Trust Deed, hold an amount of the issue proceeds of the Notes equal to the Face Value of the Liquidity Notes as trustee of the Securitisation Fund; and

                  (c)      credit that amount to the Cash Collateral Account.

         5.3      INVESTMENT OF CASH COLLATERAL

                  Amounts credited to the Cash Collateral Account must be invested in Authorised Investments:

                  (a) which are rated "AAA" or "A-1+" by S&P, "Prime-1" or "Aaa" by Moody's and "AAA" or "F1+" by Fitch Ratings, or such other rating as the Designated Rating Agency may approve from time to time;

                  (b) which mature (except in the case of call deposits with a Bank) not later than the day before the Payment Date immediately after the day on which they are made; and

                  (c)      otherwise in accordance with the Master Trust Deed.

                  Income from Authorised Investments comprised in the Cash Collateral does not constitute Collections, and must be credited to the Cash Collateral Account.

         5.4      USE OF CASH COLLATERAL

                  If on any Payment Date, the Collections (other than Collections with respect to amounts applied from the Cash Collateral Account) for the relevant Calculation Period are less than the aggregate of the amounts referred to in paragraphs (a) - (f) of clause 6.1, the Manager must direct the Trustee to withdraw from the Cash Collateral Account the amount equal to the lesser of the amount of such deficiency and the Cash Collateral, which amount will then be applied to and become part of the Collections available for application on the relevant Payment Date in accordance with those paragraphs.

         5.5      SURPLUS CASH COLLATERAL

                  If on any Payment Date after the making of all payments which the Trustee is obliged to make on that Payment Date there is Surplus Cash Collateral, the Trustee must (at the direction of the Manager) on that Payment Date apply the Surplus Cash Collateral in or towards payment to each Liquidity Noteholder of amounts payable under or in respect of the Liquidity Notes or interest payable in respect of each Liquidity Notes in accordance with the Liquidity Notes Supplementary Bond Terms.

--------------------------------------------------------------------------------
6        DISTRIBUTION OF COLLECTIONS

         6.1      DISTRIBUTION OF INTEREST COLLECTIONS

                  Subject to the terms of the Security Trust Deed and these Supplementary Bond Terms, on each Payment Date (to the extent it has not already done so in accordance with this clause 6.1), the Trustee must apply the Interest Collections for the relevant Calculation Period as follows:

                  (a) first, in or toward payment of or allowance for Taxes in respect of the Securitisation Fund;

                  (b) secondly, pari passu and rateably in or toward payment of or allowance for the Trustee's Fee, the Manager's Fee and any Expenses (other than the Expenses referred to below in this clause 6.1) in respect of the Securitisation Fund;

                  (c) thirdly, without duplication, in or toward any amounts payable under clause 6.1(d) on any previous Payment Date, if there had been sufficient Interest Collections, which have not been paid by the Trustee together with accrued interest thereon which in the case of a Note must be at the Interest Rate applicable to the relevant Note;

                  (d) fourthly, pari passu and rateably, in or toward payment of any interest due under any Redraw Funding Facility and in and toward payment to the Currency Swap Provider, in or toward payment of the A$ Class A Interest Amount payable under the Confirmation at that Payment Date which is thereafter to be applied to payment of interest on the Class A Notes;

                  (e) fifthly, without duplication, in or toward any amounts payable under clause 6.1(f) on any previous Payment Date, if there had been sufficient Interest Collections, which have not been paid by the Trustee with accrued interest thereon at the Interest Rate applicable to the relevant Note;

                  (f) sixthly, in or toward payment to Class B Noteholders of the Class B Interest due on the Class B Notes on that Payment Date;

                  (g) seventhly, in crediting to the Cash Collateral Account the amount (if any) by which the Required Cash Collateral exceeds the Cash Collateral;

                  (h) eighthly, in or toward payment toward any break costs payable on cancellation of any Interest Hedge to the extent that those amounts are not recovered under the relevant Loan secured by Mortgages comprised in the Assets of the Fund in the form of any applicable prepayment fees or a drawing has not been made under a Payment Funding Facility;

                  (i) ninthly, pari passu and rateably in or toward payment to the Liquidity Noteholder of interest payable in respect of the Liquidity Notes and in or towards payment of any interest in respect of any Payment Funding Facility;

                  (j) tenthly, in respect of the amount of any Class A Charge Offs and Redraw Charge Offs, in and towards reinstatement of in the books of the Fund pari passu and rateably to Class A Charge Offs and Redraw Charge Offs for that Calculation Period;

                  (k) eleventhly, in respect of the amount of any Carry Over Redraw Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to each Class A Note, as the case may be, in and towards reinstatement of in the books of the Fund, pari passu and rateably (based on the Carry Over Redraw Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to each Class A Note as the case may be):

                           (1) the A$ Equivalent of any Carry Over Class A Charge Offs; and

                           (2)      any Carry Over Redraw Charge Offs;

                  (l) twelfthly, in respect of the amount of any Class B Charge Offs and any Carry Over Class B Charge Offs in and towards reinstatement of in the books of the Fund and in the following order:

                           (1) any Class B Charge Offs for that Calculation Period; and

                           (2) pari passu and rateably the Invested Amount of the Class B Notes to the extent of any Carry Over Class B Charge Offs;

                  (m) thirteenthly, (to the extent not paid under clause 6.2) pari passu and rateably, in or toward repayment of any principal due and payable under any Redraw Funding Facility and in or toward repayment of any principal due and payable under any Payment Funding Facility; and

                  (n) fourteenthly, in payment of or provision for amounts payable to the Beneficiary of the Securitisation Fund in accordance with clauses 22.1(d) and 22.3(d) of the Master Trust Deed.

         6.2      DISTRIBUTION OF PRINCIPAL COLLECTIONS

                  Subject to the terms of the Security Trust Deed and these Supplementary Bond Terms, on each Payment Date (to the extent it has not already done so in accordance with this clause 6.2), the Trustee must apply the Principal Collections together with any amounts to be applied under this clause 6.2 pursuant to clause 6.5 for the relevant Calculation Period towards the following payments in the following order of priority:

                  (a) first, in or toward payment of or allowance for Taxes in respect of the Securitisation Fund (to the extent not paid or provided for under clause 6.1);

                  (b) secondly, pari passu and rateably in or toward payment of or allowance for the Trustee's Fee, the Manager's Fee and any Expenses (other than the Expenses referred to below in this clause 6.2) in respect of the Securitisation Fund (to the extent not paid or provided for under clauses 5.4 and 6.1);

                  (c) thirdly, in or toward payment of the amounts payable and the priority under clause 6.1(d) on the Class A Notes on that Payment Date(to the extent not paid under clauses 5.4 and 6.1);

                  (d) fourthly, in or toward payment of the amounts payable and the priority under clause 6.1(f) on the Class B Notes on that Payment Date (to the extent not paid under clauses 5.4 and 6.1);

                  (e) fifthly, in or toward repayment of any Redraw Principal Outstanding under a Redraw Funding Facility;

                  (f) sixthly, in or toward payments approved by the Manager under any Loan Redraw Facility;

                  (g) seventhly, in or toward payment to the Currency Swap Provider under a Confirmation relating to the Class A Notes, until the Outstanding Principal Balance of the Class A Notes is reduced to zero, of an amount equal to the lesser of:

                           (1) the amount available for distribution under this paragraph (g) after all payments which have priority under this clause 6.2; and

                           (2) the A$ Equivalent of the Outstanding Principal Balance for all Class A Notes;

                  (h) eighthly, in or toward payment to the Class B Noteholders pari passu and rateably, until the Outstanding Principal Balance of the Class B Notes is reduced to zero, of an amount equal to the lesser of:

                           (1) the amount available for distribution under this paragraph (h) after all payments which have priority under this clause 6.2; and

                           (2) the Outstanding Principal Balance for all Class B Notes;

                  (i) ninthly, pari passu and rateably (based on the Carry Over Redraw Charge Offs and A$ Equivalent of the Carry Over Class A Charge Offs allocated to each Class A Note, as the case may be):

                           (1) in or toward payment to the Currency Swap Provider under a Confirmation relating to the Class A Notes, of the A$ Equivalent of any Carry Over Class A Charge Offs; and

                           (2) in or toward repaying the Redraw Principal Outstanding of each Redraw Funding Facility to the extent of any Carry Over Redraw Charge Offs;

                  (j) tenthly, in or toward repaying the Invested Amount of the Class B Notes to the extent of any Carry Over Class B Charge Offs;

                  (k) eleventhly, in or toward payment towards any break costs payable on cancellation of any Interest Hedge to the extent that those amounts are not recovered under the relevant Loan secured by Mortgages comprised in Assets of the Fund in the form of any applicable prepayment fees or a drawing has not been made under a Payment Funding Facility (to the extent not paid under clause 6.1); and

                  (l) twelfthly, subject to clause 6.3, pari passu and rateably in or toward payment to the Liquidity Noteholder of the principal amount outstanding in respect of the Liquidity Notes and in or towards repayment of any principal in respect of any Payment Funding Facility.

         6.3      RIGHTS OF LIQUIDITY NOTEHOLDER

                  On any Payment Date, the Trustee must not make any payments out of Principal Collections to the Liquidity Noteholder under clause 6.2 unless the Invested Amount of all the Class A Notes and Class B Notes is zero, or will be zero following any payments made on the relevant Payment Date.

         6.4      FUNDING LOAN REDRAW FACILITIES

                  (a) The Trustee may only fund advances under Loan Redraw Facilities from Collections which represent prepayments of principal under Loans ("Prepayments") and by drawings under Redraw Funding Facilities.

                  (b) The Trustee must not apply any Prepayments to making advances under a Loan Redraw Facility unless:

                           (1)      all amounts specified in paragraphs (a) to
                                    (d) inclusive of clause 6.2 which are due and payable have been paid; and

                           (2) the Trustee holds Collections equal to the sum of the advance under the Loan Redraw Facility and all amounts specified in paragraphs (a) to (d) inclusive of clause
                                    6.2 which are accrued but not due and
                                    payable.

         6.5      PAYMENT OF CHARGE OFFS

                  The amount of any reinstatement under clauses 6.1(j), (k) and
                  (l) must be applied on the Payment Date of the reinstatement in accordance with clause 6.2 as if the amount reinstated formed part of Principal Collections.

--------------------------------------------------------------------------------
7        SUBSTITUTION OF MORTGAGES

         7.1      PURCHASE OF SUBSTITUTE MORTGAGES

                  (a) The Manager may, within 120 days after the issue of the Bond Issue Confirmation Certificate (as defined in the Mortgage Origination and Management Agreement), determine to suspend, to the extent necessary, the obligations of the Trustee to treat as Principal Collections so much of the payments in respect of principal received on the repurchase of Loans pursuant to either clause 10.4 of the Mortgage Origination and Management Agreement or clause 11.6 of the Master Trust Deed, to purchase substitute mortgages.

                  (b) Any payments of principal suspended in accordance with clause 7.1(a) (SUSPENDED MONEYS) may only be used in the manner provided in clause 7.1(c).

                  (c) The Manager may only make a determination pursuant to clause 7.1(a):

                           (1) for the purpose of directing the Trustee to apply the Suspended Moneys in the purchase of Mortgages (SUBSTITUTE MORTGAGES) from Origination Fund No. 3;

                           (2) if the final payment date of each Substitute Mortgage is at least one year before the Final Maturity Date of the Notes;

                           (3) if the Manager has given the Designated Rating Agencies not less than five Banking Days notice or such shorter period as the Designated Rating Agencies may agree of its intention to make the determination;

                           (4) if the Manager receives confirmation from the Designated Rating Agencies that the purchase by the Trustee of the Substitute Mortgages will not adversely affect the Designated Rating of the Notes; and

                           (5)      if

                                    (A)      the Trustee receives from the
                                             Manager a completed Mortgage
                                             Transfer Proposal in relation to
                                             the Substitute Mortgage no later
                                             than two Banking Days prior to the
                                             date referred to in the Mortgage
                                             Transfer Proposal for the purchase
                                             of the Substitute Mortgage;

                                    (B)      the Manager certifies to the
                                             Trustee that the proposed
                                             Substitute Mortgage is a Mortgage
                                             for the purposes of this agreement,
                                             and satisfies the requirements in
                                             this clause, as at the Transfer
                                             Date;

                                    (C)      prior to or on the Transfer Date
                                             the Trustee obtains, or enters into
                                             arrangements to obtain with effect
                                             from the Transfer Date, as Trustee
                                             of the Fund the benefit of the
                                             Enhancements and Interest Hedge (if
                                             any) referred to in the Mortgage
                                             Transfer Proposal.

                                   If the provisions of this clause 7 are
                                   satisfied then the Substitute Mortgage shall be acquired from Origination Fund No. 3.

--------------------------------------------------------------------------------
8        NOTIFICATIONS OF CALCULATIONS ETC.

         (a) The Manager must calculate the Collections for an immediately preceding Calculation Period no later than 6 Banking Days before each Payment Date.

         (b) The Manager must, not later than two Banking Days before each Payment Date advise the Trustee and in respect of Class A Notes only, the Currency Swap Provider in writing of:

                  (1) all amounts payable or to be provided for under clause 6;

                  (2) reasonable details of the calculation of all such amounts; and

                  (3) the Outstanding Principal Balance and Invested Amount of each Note following the making of all payments to be made on that Payment Date in accordance with clauses 3 and 6.

         (c) The Manager must also notify the Trustee of all details of payments which are to be made by or on behalf of the Trustee on or by each Payment Date. The Manager must, not later than two Banking Days before each Payment Date also notify the Currency Swap Provider of all payments which are to be made by or on behalf of the Trustee on each Payment Date under clauses
                  6.1 and 6.2 in respect of Class A Notes.

         (d) In the absence of manifest error, each of the Trustee and the Currency Swap Provider is entitled to rely (and will rely on) conclusively on the Manager's calculations and notifications and is not required to investigate the accuracy of them.

--------------------------------------------------------------------------------
9        AMENDMENTS TO MASTER TRUST DEED

         The Master Trust Deed is amended for the purpose of the Fund as follows:

         (a)      Clause 1.1 - Authorised Investment

                  For the purposes of the definition of Authorised Investment in clause 1.1 of the Master Trust Deed, each investment must be of a type which does not adversely affect the 50% risk weighting attributed to the Notes by the Bank of England (as to which the Trustee may rely conclusively on advice from the Manager to that effect).

         (b)      Clause 1.1 - Expenses

                  For the purpose of the definition of Expenses in clause 1.1 of the Master Trust Deed,

                  (1) words "subject to clauses 14 and 18," are added at the beginning of paragraph (m); and

                  (2) a new paragraph (o) is inserted as follows and the existing paragraphs (o), (p) and (q) become (p), (q) and (r) respectively:

                           "(o) any fees and expenses payable to DTC, the Note Trustee, the Paying Agents, the Note Registrar, the Calculation Agents (for which the Trustee is not personally liable under the Transaction Documents), Clearstream, Luxembourg, Euroclear, and any Stock Exchange;".

         (c)      Clause 1.1 - Financial Default

                  For the purpose of the definition of Financial Default delete "3 Banking Days" and insert "10 Banking Days".

         (d)      Clause 1.1 - Fitch

                  For the purposes of the Fund, the definition of Fitch in clause 1.1 of the Master Trust Deed, is deleted and the following definition is inserted:

                  "FITCH RATINGS means Fitch, Inc. and its successors and assigns".

         (e)      Clause 1.1 - Manager's Default

                  For the purposes of the definition of Manager's Default add "or any representation given by the Manager in any Transaction Document in relation to the Fund is or becomes not true" after the words "in relation to the Fund" in paragraph (a) of the definition.

         (f)      Clause 1.1 - Rating Agency

                  For the purpose of definition of Rating Agency in clause 1.1 replace the word "Fitch" with the words "Fitch Ratings".

         (g)      Clause 1.1 - Securities System

                  For the purpose of the definition of Securities System in clause 1.1 insert "or DTC" after "Euroclear".

         (h)      Clause 1.1 - Termination Date

                  For the purpose of the definition of "Termination Date" in clause 1.1 of the Master Trust Deed, the words "and the Trustee and Manager agree that no further Notes are proposed to be issued by the Trustee in relation to that Fund" are inserted at the end of paragraph (c)(1) of that definition.

         (i)      Clause 5 - Notes

                  For the purpose of the Fund, clause 5 in the Master Trust Deed is deleted and the following clause 5 is inserted as follows:

                  "5.      NOTES

                           5.1      Acknowledgment of indebtedness

                                    Subject to the terms of this Deed and the Supplementary Bond Terms Notice:

                                    (a)      each entry in the Register for a
                                             Fund in respect of a Class B Note
                                             relating to the Fund; and

                                    (b)      in relation to each Class A Note
                                             relating to a Fund, that Class A
                                             Note,

                                    constitutes an independent and separate
                                    acknowledgment to the relevant Noteholder by the Trustee of its indebtedness as trustee of the Fund for the Outstanding Principal Balance of that Note together with the other rights given to Noteholders under this Deed, the Supplementary Bond Terms Notice and the Security Trust Deed, and (in relation to a Class A Note) the Note Trust Deed and the Conditions.

                           5.2      Legal nature of Notes

                                    (a)      Class B Notes will be in the form
                                             of inscribed stock, and the
                                             Trustee's obligations in relation
                                             to the Notes and under this Deed
                                             and this Supplementary Bond Terms
                                             Notice (including any obligation to
                                             pay interest or principal) will
                                             become effective on
                                             inscription in the Register for the
                                             Fund under this Deed and this
                                             Supplementary Bond Terms Notice of
                                             the details for those Class B
                                             Notes.

                                    (b)      Class A Notes will be in registered
                                             form in respect of Book-Entry Notes
                                             and will be in bearer or registered
                                             form in respect of Definitive
                                             Notes, provided that there will be
                                             no bearer notes issued in the
                                             United States of America.

                           5.3      Terms of Notes

                                    (a)      All Notes issued by the Trustee as
                                             trustee of a Fund shall be issued
                                             with the benefit of, and subject
                                             to, this Deed, the relevant
                                             Supplementary Bond Terms Notice and
                                             the relevant Security Trust Deed
                                             and, in relation to Class A Notes,
                                             the Note Trust Deed and the
                                             Conditions.

                                    (b)      The documents referred to in
                                             paragraph (a) are binding on the
                                             Manager, the Trustee, the Note
                                             Trustee, the Security Trustee and
                                             the Noteholders.

                           5.4      Interest and Principal Entitlement of
                                    Noteholders

                                    Subject to this Deed, the relevant
                                    Supplementary Bond Terms Notice and the
                                    Security Trust Deed and, in relation to
                                    Class A Notes, the Note Trust Deed and the
                                    Conditions, the Trustee as trustee of a Fund must, in respect of the Notes issued by it in that capacity, pay or cause to be paid to the Noteholders (as relevant) of those
                                    Notes:

                                    (a)      (INTEREST) Interest on each Payment
                                             Date; and

                                    (b)      (PRINCIPAL) their Principal
                                             Entitlement on each Payment Date.

                           5.5      Notes not invalid if issued in breach

                                    No Note shall be invalid or unenforceable on the ground that it was issued in breach of this Deed, the relevant Supplementary Bond Terms Notice or any other Transaction Document.

                           5.6      Location of Class B Notes

                                    The property in Class B Notes shall for all purposes be regarded as situated at the place where the Register on which those Class B Notes are recorded is located.

                           5.7      No discrimination between Noteholders

                                    There shall not be any discrimination or preference between Notes within the same Class, or the corresponding Noteholders, in relation to a Fund by reason of the time of issue of Notes or for any other reason, subject only to the Supplementary Bond Terms relating to the Notes the terms of the Security Trust Deed relating to the Fund and the Note Trust Deed in relation to the Class A Notes.

                           5.8      Note Register

                                    In the event that any Definitive Notes are issued in registered form, the Trustee (or if the Trustee fails to do so, the Manager on behalf of the Trustee) must, on the direction of the Manager, appoint a person to operate and maintain a register of those notes in accordance with standard United States practice and law. "

         (j)      Clause 6.5 - Ranking of interest of Beneficiary

                  For the purposes of clause 6.5 of the Master Trust Deed, the Trustee may seek and rely upon a direction from the Note Trustee as to the interests of the Class A Noteholders.

         (k)      Clauses 7.1 and 7.7(a) - Bond Issue Direction

                  (1) For the purposes of clause 7.1 of the Master Trust Deed, the Securitisation Fund Bond Issue Direction for the Notes may be issued by the Manager on or at any time prior to the Bond Issue Date for the Notes.

                  (2) For the purposes of clause 7.7(a) of the Master Trust Deed, the certification by the Manager may occur on or at any time prior to the Bond Issue Date for the Notes.

         (l)      Clause 7.8 - Issue of Bonds and Transfer of Benefit of
                  Mortgages

                  (1) Clause 7.8(b) of the Master Trust Deed is amended by inserting "in respect of Class B Notes only" after "Applications for Bonds".

                  (2) Clause 7.8(c) of the Master Trust Deed is amended by replacing paragraph (1) with the following:

                           "(1) (TRANSACTION DOCUMENTS): entered into the Transaction Documents to which it is a party in its capacity as trustee of the Fund;".

         (m)      Clause 8 - Transfer of Notes

                  (1) For the purposes of this Fund, clause 8 of the Master Trust Deed applies in respect of the Class B Notes but, except for clause 8.1(a), (b) and (c) does not apply to the Class A Notes.

                  (2) For the purposes of this Fund, clause 8.1(a) of the Master Trust Deed is amended by inserting the words "and (in respect of the Class A Notes) the relevant Note Trust Deed and Conditions" after the words subject to this Deed and the corresponding Supplementary Bond Terms".

         (n)      Clause 9 - Note Registration Confirmation

                  For the purposes of this Fund, clause 9 applies to the Class B Notes and does not apply to the Class A Notes.

         (o)      Clause 10.12 - Moneys Payable to Trustee

                  For the purposes of the Fund, the words "and any moneys payable to the Principal Paying Agent under any Transaction Document" are inserted after the words "subject to this Deed."

         (p)      Clause 11 - Origination and Management of Mortgages

                  A new clause 11.6 is inserted as follows:

                  "11.6    REPURCHASE OF MORTGAGES

                           (a)      If the Manager determines that any
                                    representation or warranty by the Mortgage
                                    Manager under the Mortgage Management
                                    Agreement with respect to a Mortgage forming part of the Securitisation Fund is false or misleading, the Trustee, as trustee of Origination Fund No. 3, will be obliged at the request of the Manager made in accordance with clause 10.4 to either (at the election of the Manager):

                                    (1)      repurchase the Mortgage; or

                                    (2)      repurchase and substitute or
                                             substitute a Mortgage in which
                                             event the Trustee shall be obliged
                                             to comply with provisions of clause
                                             7 of the Supplementary Bond Terms
                                             Notice with respect to the
                                             substitution of Mortgages,

                                    within 120 days after the date of the
                                    relevant Bond Issue Confirmation Certificate
                                    (as defined in the Mortgage Management
                                    Agreement).

                           (b) For the avoidance of doubt, it is recorded that neither the Trustee nor the Mortgage Manager shall be obliged to pay damages to the Note Trustee or any Class A Noteholder as a consequence of any breach of warranty on the part of the Mortgage Manager contained in the Mortgage Management Agreement.

                           (c) The provisions of clauses 7.14 and 7.15 shall be incorporated into this clause mutatis mutandis in relation to any Mortgage repurchased and any substitute Mortgage.

         (q)      Clause 12.17 - Additional Covenants by Manager

                  For the purposes of clause 12.17 of the Master Trust Deed, the Manager must also:

                  (1) (STOCK EXCHANGE): comply with the rules and regulations of the Stock Exchange;

                  (2) (FILING): make or cause the making of all filings which the Manager is actually aware are required in connection with the Fund or the Assets of the Fund with any Governmental Agency in any jurisdiction;

                  (3) (COMPLY WITH OBLIGATIONS AND LAWS): promptly comply with all other duties and obligations imposed on the Manager by the Transaction Documents in relation to the Fund and comply with all relevant material laws in the relevant jurisdiction in carrying out such duties and obligations.

                  (4) (NOT MERGE): not merge or consolidate into another entity unless the surviving entity assumes the obligations of the Manager under the Transaction Documents.

                  (5) (ENHANCEMENTS): perform all obligations within its power to ensure that all Enhancements and Hedges are maintained and available for the Fund;

                  (6) (AGREED PROCEDURES): not agree to any amendment to the Agreed Procedures (as defined in the Mortgage Origination and Management Agreement) applicable to this Fund, unless each Designated Rating Agency has confirmed that it will not withdraw or downgrade the rating of the Notes as a result of such amendment.

         (r)      Clause 14.1 - Retirement for Cause

                  For the purposes of the Fund, the following words are added at the end of clause 14.1:

                           "The costs of removal of the Manager in default must be borne by the Manager. The Manager agrees to indemnify the Trustee and the Fund for these costs."

         (s)      Clause 16.3 - To act honestly, diligently and prudently

                  Clause 16.3 of the Master Trust Deed is amended by:

                  (1)      replacing "." at the end of paragraph (g) with ";";
                           and

                  (2)      inserting new sub-clauses (i) and (j) as follows:

                           "(i)     (REMOVAL OF THE TRUSTEE'S AGENTS OR
                                    DELEGATES): remove any agent or delegate of the Trustee that breaches any obligation or duty imposed on the Trustee under this Deed or any other Transaction Document in relation to the Fund where the Manager reasonably believes it will adversely affect the rating of either or both of the Class A Notes and the Class B Notes by the Designated Rating Agencies within 45 days' notice from the Manager to the Trustee to remove that agent or delegate; and

                           (j) (AGREED PROCEDURES): not agree to any amendment to the Agreed Procedures (as defined in the Mortgage Origination and Management Agreement) applicable to this Fund, unless each Designated Rating Agency has confirmed that it will not withdraw or downgrade the rating of the Notes as a result of such amendment."

         (t) A new clause 16.10 inserted into the Master Trust Deed as follows:

                           "16.10 Compliance with laws

                           The Trustee must comply with all relevant material laws in the relevant jurisdiction in performance of its duties and in exercising its discretions under the Transaction Documents."

         (u)      Clause 18.1 - Retirement for Cause

                  For the purposes of the Fund, the following words are added at the end of clause 18.1:

                           "The costs of removal of the Trustee in default must be borne by the Trustee. The Trustee agrees to indemnify the Manager and the Fund for these costs."

         (v)      Clause 19.1 - Opening of bank accounts

                  For the purposes of this Fund, insert after clause 19.1(c) of the Master Trust Deed as clause 19.1(d):

                  "(d) (Change Bank Accounts): If a bank account for a Fund is held with a Bank which ceases to have the ratings specified in a Supplementary Bond Terms Notice in respect of the Fund, the Manager must direct the Trustee to, and the Trustee shall, as soon as practicable, and in any event, within 10 days of receipt of actual notice of that cessation:

                           (1)      close that account; and

                           (2) transfer all funds standing to the credit of that account to another existing bank account for the Fund with a Bank which has the specified rating, or if none, open such an account, as nominated by the Manager."

         (w)      Clause 23 - The Register

                  For the purpose of this Fund paragraphs (g) to (m) inclusive of clause 23.1 and clauses 23.5, 23.6 and 23.7 of the Master Trust Deed do not apply to the Class A Notes.

         (x)      Clause 25 - Payments generally

                  For the purpose of the Fund clause 25 is amended as follows:

                  (1)      By deleting "in Australia" from clause 25.1(b).

                  (2)      By inserting as clause 25.5 the following:

                           "25.5    Class A Notes

                                    (a)      Clause 25.1 to 25.3 inclusive apply
                                             to the Class B Notes only and not
                                             to the Class A Notes and the
                                             following provisions of this clause
                                             25.5 apply to the Class A Notes
                                             only and not to the Class B Notes.

                                    (b)      Any payment made by or on behalf of
                                             the Trustee in respect of any Class
                                             A Note must be made in accordance
                                             with the relevant Supplementary
                                             Bond Terms Notice and the relevant
                                             Note Trust Deed.

                                    (c)      There is a full satisfaction of the
                                             moneys payable under a Class A
                                             Note, and a good discharge to the
                                             Trustee and the Manager (as the
                                             case may be) in relation to that
                                             Class A Note, when so provided
                                             under the Note Trust Deed."

                  (3) A new clause 25.6 inserted into the Master Trust Deed as follows:

                           "25.6    Taxation

                                    (a)      (Net payments): Subject to this
                                             clause, payments in respect of the
                                             Notes shall be made free and clear
                                             of, and without deduction for, or
                                             by reference to, any present or
                                             future Taxes of any Australian
                                             Jurisdiction unless required by
                                             law.

                                    (b)      (Interest Withholding Tax - Class B
                                             Notes): All payments in respect of
                                             the Class B Notes will be made
                                             without withholding or deduction
                                             for, or on account of, any present
                                             or future taxes, duties or charges
                                             of whatsoever nature unless the
                                             Trustee or any person making
                                             payments on behalf of the Trustee
                                             is required by applicable law to
                                             make any such payment in respect of
                                             the Class B Notes subject to any
                                             withholding or deduction for, or on
                                             account of, any present or future
                                             taxes, duties or charges of
                                             whatever nature. In that event the
                                             Trustee or any person making
                                             payments on behalf of the Trustee
                                             (as the case may be) will make such
                                             payment after such withholding or
                                             deduction has been made and will
                                             account to the relevant authorities
                                             for the amount so required to be
                                             withheld or deducted. Neither the
                                             Trustee, any person making payments
                                             on behalf of the Trustee or any
                                             note trustee will be obliged to
                                             make any additional payments to
                                             Class B Noteholders in respect of
                                             that withholding or deduction.

                                    (c)      (Interest Withholding Tax - Class A
                                             Notes): Payments on Class A Notes
                                             by or on behalf of the Trustee will
                                             be made subject to deduction for
                                             any Interest Withholding Tax and
                                             all other withholdings and
                                             deductions referred to in Condition
                                             7 of the Class A Notes.

                                    (d)      (Tax file numbers): The Trustee or
                                             any person making payments on
                                             behalf of the Trustee will be
                                             required to deduct tax-at-source on
                                             interest payments on any Class A
                                             Note or Class B Note to each Class
                                             A Noteholder or Class B Noteholder
                                             who has or is required to have a
                                             Tax File Number at the highest
                                             personal marginal tax rate unless
                                             the Trustee or any person making
                                             payments on behalf of the Trustee
                                             receives from such Class A
                                             Noteholder or Class B Noteholder
                                             the Tax File Number of that Class A
                                             Noteholder or Class B Noteholder,
                                             or evidence of any exemption the
                                             Class A Noteholder or Class B
                                             Noteholder may have from the need
                                             to advise the Trustee or any person
                                             making payments on behalf of the
                                             Trustee of a Tax File Number. The
                                             Tax File Number or appropriate
                                             evidence (as the case may be) must
                                             be received by the Trustee or any
                                             person making payments on behalf of
                                             the Trustee not less than ten
                                             Banking Days prior to the relevant
                                             payment date. The Trustee, or any
                                             person making any payments on
                                             behalf of the Trustee, is entitled
                                             to deduct any such tax-at-source
                                             required to be paid by it in
                                             relation to the Class A Notes or
                                             the Class B Notes at that highest
                                             personal marginal tax rate if no
                                             Tax File Number or exemption (as
                                             the case may be) is provided."

         (y)      Clause 28 - Amendment

                  For the purposes of this Fund, the reference to prior consent of the Bondholders in clause 28.2 is a reference to the Extraordinary Resolution of Voting Secured Creditors passed in accordance with Schedule 1 of the Security Trust Deed.

         (z)      Schedule 9 - Amendment

                  For the purposes of this Fund, delete the word "15th" in the definitions of "Fee Payment Date" and "Valuation Date" in clause 1 and insert the word "1st".

--------------------------------------------------------------------------------
10       RATING AGENCY REQUIREMENTS

         10.1     DESIGNATED RATING AGENCIES

                  The Designated Rating Agencies for the Notes as at the Closing Date are Moody's, S&P and Fitch Ratings.

         10.2     DESIGNATED RATINGS

                  The Designated Ratings for the Notes are as follows:

                  (a)      For the Class A Notes:

                           (1)      In the case of Fitch Ratings - "AAA";

                           (2)      in the case of Moody's - "Aaa";

                           (3)      in the case of S&P - "AAA"; and

                  (b)      For the Class B Notes:

                           (1)      In the case of Fitch Ratings - "AA";

                           (2)      In the case of Moody's - "Aa2"; and

                           (3)      In the case of S&P - "AA".

         10.3     MINIMUM RATING REQUIREMENTS

                  Subject to clauses 5.3 and 10.4, all Authorised Investments of the Fund other than cash and Mortgages must be rated "AAA" or "A-1+" by S&P, "Aaa" or "Prime-1" by Moody's and "AAA" or "F1+" by Fitch Ratings.

         10.4     BANKS

                  (a) Subject to clause 10.4(b), any bank account for the purposes of clause 19.1 and 19.11 of the Master Trust Deed must be with a Bank which has a short-term rating of at least P-1 (Moody's), A-1+ (S&P) and F1+ (Fitch Ratings).

                  (b) Subject to clause 5.3, the Assets of the Fund may be invested in deposits which mature or are callable within 30 days of being made with a Bank rated at least "A-1" by S&P, provided that the aggregate amount of such deposits does not at any time exceed 20% of the Total Outstanding Principal Balance.

         10.5     NOTIFICATIONS TO DESIGNATED RATING AGENCIES

                  The Manager must give written notice to each Designated Rating
                  Agency:

                  (a) of the occurrence of an Event of Default under the Security Trust Deed, promptly upon becoming aware of the same;

                  (b) prior to any amendment being made to any Transaction Document (including any change to any of the parties to any Transaction Document); and

                  (c) of a breach of a provision of a Transaction Document relating to the Securitisation Fund, promptly upon becoming aware of the same, which breach is in the reasonable opinion of the Manager likely to have a material adverse effect on the ability of the Trustee to meet its obligations in respect of the Notes.

         10.6     NO OTHER REQUIREMENTS

                  For the purposes of the Master Trust Deed, there are no minimum rating requirements in relation to the Fund, other than those expressly set out in this Supplementary Bond Terms Notice.

         10.7     LOAN REDRAW FACILITIES

                  The Manager must:

                  (a) ensure that the form of documentation to provide Loan Redraw Facilities is approved by the Mortgage Insurer; and

                  (b) that the provision of any Loan Redraw Facility is made in accordance with any relevant terms of the Mortgage Insurance Policy.

--------------------------------------------------------------------------------
11       THRESHOLD RATE

         (a) In exercising its powers and performing its obligations under the Master Trust Deed, the Manager must at all times ensure that, to the extent that the Trustee is entitled to do so under the terms of the Mortgages, the rate of interest payable on or in respect of Loans secured by Mortgages comprised in the Assets of the Fund is changed from time to time so that:

                  (1) on the assumption that all parties to all of the Transaction Documents and all issuers of Authorised Investments from time to time comprised in the Assets of the Fund have complied and will at all times comply in full with their respective obligations under those Transaction Documents and Authorised Investments; and

                  (2)      having regard to:

                           (A)      the terms of the Transaction Documents;

                           (B) the terms of the Mortgages comprised in the Assets of the Fund;

                           (C)      the anticipated Expenses of the Fund;

                           (D) the amount of the Cash Collateral in the Cash Collateral Account;

                           (E)      all other information available to the
                                    Manager;

                           (F)      the Benchmark Rate from time to time; and

                           (G) any mismatch between the time at which the Benchmark Rate is determined and the time at which the rate of interest payable on or in respect of Loans secured by the Mortgages comprised in the Assets of the Fund may be reset, the Trustee will have available to it at all times sufficient funds to enable it to comply with all of its obligations under the Transaction Documents relating to the Fund as they fall due.

         (b) Without limiting the operation of clause 11(a), the interest rate applicable to each fixed interest period of the Loan secured by a Mortgage comprised in the Assets of the Fund must be equal to or greater than:

                  (1) for so long as the Outstanding Principal Balance of all such Loans is equal to or less than 20% of the Outstanding Principal Balance of all Loans secured by Mortgages comprised in the Assets of the Fund, the rate, expressed as a percentage, determined by the Manager to be the fixed-floating swap rate for the period most closely approximating the term of the fixed interest period of the Loans secured by the Mortgages plus [0.80]%; and

                  (2) for so long as the Outstanding Principal Balance of all such Loans is greater than 20% of the Outstanding Principal Balance of all Loans secured by Mortgages comprised in the Assets of the Fund, such rate as agreed from time to time between the Manager and each Designated Rating Agency.

         (c) For the purposes of clause 11(a) it is acknowledged that if there is any shortfall under any determination under clause 11(a) the Manager may direct the Trustee to make a drawing under the Payment Funding Facility in respect of that shortfall (to the extent it has not already done so in respect of the shortfall) provided that:

                  (1) such a drawing must be made in accordance with clause 5.5(b)(2) of the Initial Payment Funding Facility; and

                  (2) if such a drawing is not made the Manager must comply with clauses 11(a) and (b).

--------------------------------------------------------------------------------
12       BENEFICIARY

         (a) The Beneficiary holds the beneficial interest in the Fund in accordance with the Master Trust Deed and this Supplementary Bond Terms Notice.

         (b) The beneficial interest held by the Beneficiary is limited to the Fund and each Asset of the Fund subject to and in accordance with the Master Trust Deed and this Supplementary Bond Terms Notice.

         (c) The Beneficiary has no right to receive distributions in respect of the Fund other than:

                  (1) the right to receive on the termination of the Fund the entire beneficial interest of the Fund; and

                  (2) the right to receive distributions in respect of the Fund under the Master Trust Deed and this Supplementary Bond Terms Notice to the extent that Net Income is available for distribution under the Master Fund Deed and this Supplementary Bond Terms Notice.

         (d) The Beneficiary may not assign, or create or allow to exist any Encumbrance over, its rights or interests in respect of the Fund if to do so might have an adverse tax consequence in respect of the Fund.

--------------------------------------------------------------------------------
13       NOTE TRUSTEE

         13.1     CAPACITY

         The Note Trustee is a party to this Supplementary Bond Terms Notice in its capacity as trustee for the Class A Noteholders from time to time under the Note Trust Deed and, for the purposes of clause 16 in its capacity as the Principal Paying Agent, the Calculation Agent and the Note Registrar.

         13.2     EXERCISE OF RIGHTS

                  (a) The rights, remedies and discretions of the Class A Noteholders under the Transaction Documents including all rights to vote or give instructions to the Security Trustee and to enforce undertakings or warranties under the Transaction Documents, except as otherwise provided in the Note Trust Deed or the Security Trust Deed, may only be exercised by the Note Trustee on behalf of the Class A Noteholders in accordance with the Note Trust Deed.

                  (b) The Class A Noteholders, except as otherwise provided in the Note Trust Deed or the Security Trust Deed, may only exercise enforcement rights in respect of the Charged Property through the Note Trustee and only in accordance with the Transaction Documents.

         13.3     REPRESENTATION AND WARRANTY

                  The Note Trustee represents and warrants to each other party to this Supplementary Bond Terms Notice that it has the power under the Note Trust Deed to enter into the Transaction Documents to which it is a party and to exercise the rights, remedies and discretions of, and to vote on behalf of the Class A Noteholders.

         13.4     PAYMENTS

                  Any payment to be made to the Class A Noteholders under the Transaction Documents may be made to the Principal Paying Agent or the Note Trustee (as the case may be) in accordance with the Note Trust Deed.

--------------------------------------------------------------------------------
14       SECURITY TRUST DEED

         The parties to this Supplementary Bond Terms Notice agree to comply with clause 12.12 of the Security Trust Deed.

--------------------------------------------------------------------------------
15       MISCELLANEOUS

         15.1     BANKING DAY

                  Except where this Supplementary Bond Terms Notice expressly provides to the contrary, where any determination, date, payment, matter or thing falls under this Supplementary Bond Terms Notice on a day which is not a Banking Day, then such determination, date, payment, matter or thing shall be done or extended to the first Banking Day thereafter.

         15.2 PROVISIONS OF THE MASTER TRUST DEED TO APPLY OTHER THAN AS SET OUT HEREIN

                  Other than as expressly set out herein, or inconsistent with this Supplementary Bond Terms Notice, but subject to clause 15.4, the provisions of the Master Trust Deed shall apply to all Notes and to all Noteholders.

         15.3     LIMITATION OF LIABILITY

                  Without derogating from the generality of clause 15.2 nothing in this Supplementary Bond Terms Notice shall, nor shall it be construed as, limiting or in any way affecting the full operation of clause 26 of the Master Trust Deed.

         15.4     AGGREGATE OUTSTANDING PRINCIPAL BALANCE OF NOTES

                  For the purposes of clause 7.9 of the Master Trust Deed, the aggregate Outstanding Principal Balance of Notes created on the Bond Issue Date may exceed the then aggregate Outstanding Principal Balance of the Portfolio of Mortgages attached to the Bond Issue Direction.

         15.5     ATTORNEY

                  Each of the Attorneys executing this notice states that the Attorney has no notice of alteration to, or revocation or suspension of, the power of attorney appointing that Attorney.

--------------------------------------------------------------------------------
16       PRIVACY

         (a) Each party to this Supplementary Bond Terms Notice acknowledges that Personal Information may be exchanged between the parties pursuant to the terms of this Supplementary Bond Terms Notice.

         (b) If Personal Information is exchanged between the parties, the party which provides the Personal Information must ensure that it obtains such consents, if any, as are required by the Privacy Act 1988 (as amended by the Privacy Amendment (Private Sector Act) 2000 to be obtained by that party in relation to the collection, use or disclosure of the Personal Information.

         (c) Each party to this Supplementary Bond Terms Notice undertakes to use its best endeavours to ensure that at all times during the term of this Supplementary Bond Terms Notice:

                  (1) Personal Information provided to it (the receiving party) by another party (the providing party):

                           (A) unless otherwise required by law, will be used only for the purpose of fulfilling the receiving party's obligations under the Transaction Documents; and

                           (B) except as expressly provided pursuant to the Transaction Documents, will not be disclosed to any third party unless express consent in writing is obtained from the providing party; and

                  (2) in addition to the obligation under clause 16(b) above, it will comply with the Privacy Act 1988 (as amended by the Privacy Amendment (Private Sector Act) 2000 and all applicable regulations, principles, standards, codes of conduct or guidelines concerning the handling of Personal Information under that Act or with any request or direction arising directly from or in connection with the proper exercise of the functions of the Privacy Commissioner.

         (d) In this clause 16, "Personal Information" has the same meaning as in the Privacy Act 1988.

         (e) Notwithstanding anything else contained in this clause 16, paragraphs (a) to (c) above do not apply to the Note Trustee, the Principal Paying Agent, the Calculation Agent or the Note Registrar. Each of the Note Trustee, the Principal Paying Agent, the Calculation Agent and the Note Registrar agrees to comply with all privacy legislation applicable to it.

Dated:   [##] 2003


TRUSTEE

SIGNED BY

PERPETUAL TRUSTEES AUSTRALIA LIMITED

by its attorney under Power of Attorney

dated

in the presence of:
                   ----------------      ---------------------------------------


-----------------------------------      ---------------------------------------
Witness                                  Attorney


-----------------------------------      ---------------------------------------
Name (please print)                      Name (please print)



MANAGER

SIGNED BY

ME PORTFOLIO MANAGEMENT LIMITED

by its attorney under Power of Attorney

dated

in the presence of:


-----------------------------------      ---------------------------------------
Witness                                  Attorney


-----------------------------------      ---------------------------------------
Name (please print)                      Name (please print)

SECURITY TRUSTEE

SIGNED BY

PERPETUAL TRUSTEE COMPANY LIMITED

by its attorney under Power of Attorney

dated

in the presence of:

-----------------------------------      ---------------------------------------
Witness                                  Attorney


-----------------------------------      ---------------------------------------
Name (please print)                      Name (please print)

NOTE TRUSTEE

SIGNED BY

THE BANK OF NEW YORK

by its Authorised Signatory in the

presence of:

-----------------------------------       --------------------------------------
Witness                                   Authorised Signatory


-----------------------------------       --------------------------------------
Name (please print)                       Name (please print)

SCHEDULE 1


                         SUPPLEMENTARY BOND TERMS NOTICE

                    SMHL GLOBAL FUND NO. 4 - LIQUIDITY NOTES



To: Perpetual Trustees Australia Limited (the "Trustee"), ABN 86 000 431 827, as trustee of the SMHL Global Fund No. 4.

From:    ME Portfolio Management Limited, ABN 79 005 964 134.

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1        FUNCTION

         This Supplementary Bond Terms Notice:

         (a) accompanies a Securitisation Fund Bond Issue Direction dated [##] 2003 as the same may be amended from time to time, in relation to a proposed issue of Notes by the Trustee;

         (b) sets out the Supplementary Bond Terms for the Notes comprised in the Class named in the Bond Issue Direction as the "SMHL Global Fund No. 4 - Liquidity Notes"; and

         (c) shall be entered into the Register by the Trustee pursuant to clause 23.1(f) of the Master Trust Deed.

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2        DEFINITIONS AND INTERPRETATION

         2.1      DEFINITIONS

                  In this Supplementary Bond Terms Notice (including clause 1), unless the context indicates a contrary intention:

                  BOND ISSUE DIRECTION means the Securitisation Fund Bond Issue Direction referred to in clause 1(a).

                  FINAL MATURITY DATE means the earlier of:

                  (a)      1 October 2029; and

                  (b) the date declared to be the Final Maturity Date in accordance with clause 5.

                  INTEREST AMOUNT means, in relation to a Liquidity Note and an Interest Period, interest on that Liquidity Note for that Interest Period calculated in accordance with clause 3.2.

                  INTEREST PERIOD has the same meaning as in the SMHL Global Fund No. 4 Bond Terms for the Class B Notes.

                  INTEREST RATE has, in relation to an Interest Period, the same meaning as in the SMHL Global Fund No. 4 Bond Terms for Class B Notes.

                  ISSUE DATE means the Bond Issue Date relating to the Liquidity Notes.


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                  SMHL GLOBAL FUND NO. 4 BOND TERMS means the Supplementary Bond
                  Terms Notice dated on or about the date of this Supplementary Bond Terms Notice in respect of the Securitisation Fund and providing terms of issue for the Class A Notes and Class B Notes.

                  LIQUIDITY NOTES means the Bonds (as defined in the Master Trust Deed) comprised in the Class named in the Bond Issue Direction as "SMHL Global Fund No. 4 -Liquidity Notes", issued by the Trustee pursuant to the Bond Issue Direction and in accordance with the Master Trust Deed.

                  LIQUIDITY NOTEHOLDER means initially P.T. Limited (as nominee for Perpetual Trustees Australia Limited as Trustee for SF11 Securitisation Fund), and thereafter each person who is from time to time entered in the Register as the holder of a Liquidity Note.

                  MANAGER means ME Portfolio Management Limited.

                  MASTER TRUST DEED means the Master Trust Deed dated 4 July 1994 made between the Trustee and the Manager and providing for the establishment of a series of separate trusts known collectively as the Superannuation Members' Home Loans Trusts, as amended from time to time.

                  ORIGINAL PRINCIPAL BALANCE means, in relation to a Liquidity Note, the initial Face Value of the Liquidity Note.

                  OUTSTANDING PRINCIPAL BALANCE means, at any time in relation to a Liquidity Note, the Original Principal Balance of the Liquidity Note minus all repayments of principal made in relation to the Liquidity Note.

                  PAYMENT DATE has the same meaning as in the SMHL Global Fund No. 4 Bond Terms for Class B Notes.

                  PRINCIPAL COLLECTIONS has the same meaning as in the SMHL Global Fund No. 4 Bond Terms.

                  SECURITISATION FUND means the Securitisation Fund established under the Master Trust Deed known as the SMHL Global Fund No. 4.

                  SECURITY TRUST DEED means the Security Trust Deed for the Securitisation Fund.

                  TRUSTEE means Perpetual Trustees Australia Limited, in its capacity as trustee of the Securitisation Fund.

         2.2      INCORPORATION OF MASTER TRUST DEED DEFINITIONS

                  Subject to clause 2.1, each term or expression used herein that is defined in the Master Trust Deed (as amended by the SMHL Global Bond Terms) and is not defined herein shall have the same meaning herein unless the context otherwise requires or unless otherwise defined herein.

         2.3      INTERPRETATION

                  The provisions of clause 1.2 of the Master Trust Deed shall be incorporated, mutatis mutandis, into this Supplementary Bond Terms Notice, except that references to the SMHL Global Fund No. 4 Bond Terms are to the SMHL Global Fund No. 4 Bond Terms as at the Bond Issue Date.




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3        INTEREST ON THE LIQUIDITY NOTE

         3.1      INTEREST

                  Each Liquidity Note bears interest calculated, and payable in arrears, in accordance with this clause 3 and clause 7 until the Final Maturity Date or the date on which the Outstanding Principal Balance of the Liquidity Note is reduced to zero (whichever is the earlier).

         3.2      CALCULATION OF INTEREST

                  Interest on each Liquidity Note is calculated for each Interest Period:

                  (a) on the daily Outstanding Principal Balance of the Liquidity Note during that Interest Period;

                  (b) at the Interest Rate for the Liquidity Note for that Interest Period; and

                  (c) on the actual number of days in that Interest Period and assuming a year of 365 days.

         3.3      PAYMENT OF INTEREST

                  On each Payment Date, the Manager must direct the Trustee to pay, and the Trustee must subject to clause 7, pay the Interest Amount for each Liquidity Note for the Interest Period to which that Payment Date relates.

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4        PAYMENT OF PRINCIPAL ON THE NOTES

         4.1      FINAL MATURITY DATE

                  The Outstanding Principal Balance of each Liquidity Note must, subject to clause 7, be repaid in full on the Final Maturity Date.

         4.2      REDUCTION IN PRINCIPAL BALANCE

                  On each Payment Date, the Trustee must (at the direction of the Manager) comply with clause 5.5 of the SMHL Global Fund No. 4 Bond Terms and each repayment of principal of the Liquidity Notes must be applied as between each Liquidity Note as the Manager may from time to time determine until the Outstanding Principal Balance for each Liquidity Note is reduced to zero. Each payment of principal in respect of a Liquidity Note under this Supplementary Bond Terms Notice reduces the Outstanding Principal Balance of the Liquidity Note by the amount of that payment. The Trustee has no obligation to make any payment under this clause 4 in respect of the Liquidity Notes in excess of the Outstanding Principal Balance of the Liquidity Notes immediately prior to that payment being made.

         4.3      CANCELLATION ON REPAYMENT

                  Upon the reduction of the Outstanding Principal Balance of the Liquidity Notes to zero by repayment of principal in accordance with this Supplementary Bond

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                  Terms Notice and payment of all the Interest Amounts in
                  relation to that Liquidity Bond, the Liquidity Note is cancelled.

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5        NOTES CALLABLE AT OPTION OF TRUSTEE

         If the Trustee declares a date to be the Final Maturity Date of the Notes issued pursuant to the SMHL Global Fund No. 4 Bond Terms in accordance with the SMHL Global Fund No. 4 Bond Terms, the Trustee must declare, and the Manager must direct the Trustee to declare, by giving not less than 5 Banking Day's notice to the Liquidity Noteholder, that same date to be the Final Maturity Date for the Liquidity Notes.

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6        CASH COLLATERAL

         The Trustee and Manager must:

         (a) comply with the terms of clause 5 of the SMHL Global Fund No. 4 Bond Terms; and

         (b) not make any variation or amendment to the SMHL Global Fund No. 4 Bond Terms without the consent of the Liquidity Noteholder.

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7        DISTRIBUTION OF COLLECTIONS

         7.1      DISTRIBUTION OF COLLECTIONS

                  Subject to the terms of the Security Trust Deed, on each Payment Date, the Trustee must apply the Interest Collections and the Principal Collections for the relevant Calculation Period in accordance with the SMHL Global Fund No. 4 Bond Terms.

         7.2      RIGHTS FOR REPAYMENT OF PRINCIPAL

                  The rights of the Liquidity Noteholder to receive payment of or towards the Outstanding Principal Balance are subject to clause 6.3 of the SMHL Global Fund No. 4 Bond Terms.

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8        NOTIFICATIONS OF CALCULATIONS ETC

         The Manager must, not later than two Banking Days before each Payment Date advise the Trustee in writing of the Outstanding Principal Balance of all Liquidity Notes following the making of all payments to be made on that Payment Date in accordance with the SMHL Global Fund No. 4 Bond Terms and this Supplementary Bond Terms Notice.


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9        NOTICE TO NOTEHOLDERS

         (a) (NOTICES): The Manager shall from time to time advise the Liquidity Noteholder of the Interest Amount, Principal Entitlement and Outstanding Principal Balance on the Liquidity Notes.

         (b) (METHOD OF NOTICES): A notice to the Liquidity Noteholder pursuant to clause 9(a) must be given in writing sent to the address or facsimile number of the Liquidity Noteholder then appearing in the Register.

         (c) (NON-RECEIPT): The Manager shall not be liable for the accidental omission to give to, or the non-receipt or late receipt by, the Liquidity Noteholder of a notice pursuant to this clause 9.

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10       RESTRICTION ON TRANSFER

         For the purposes of clause 8.1 of the Master Trust Deed the Liquidity Noteholder may not transfer any Liquidity Note without the prior written consent of the trustee for the time being of the Fund on whose behalf it holds Liquidity Notes, the Security Trustee and provided the Manager receives from each Designated Rating Agency a confirmation that there will be no adverse change to the rating of the Notes.

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11       RATING AGENCY REQUIREMENTS

         11.1     DESIGNATED RATING AGENCIES

                  The Designated Rating Agencies for the Liquidity Notes are Fitch Ratings, Moody's and S&P.

         11.2     DESIGNATED RATINGS

                  The Liquidity Notes are not rated and have no Designated
                  Rating.

         11.3     INVESTMENT OF FUND

                  The Trustee and the Manager must comply with the SMHL Global Fund No. 4 Bond Terms insofar as they relate to:

                  (a) the investment of the Assets of the Fund in Authorised Investments; and

                  (b) the exercise of their respective powers under the Master Trust Deed with respect to the setting of the rate of interest payable on or in respect of Loans secured by Mortgages comprised in the Assets of the Fund.

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12       MISCELLANEOUS

         12.1     BANKING DAY

                  Where any determination, date, payment, matter or thing falls under this Supplementary Bond Terms Notice on a day which is not a Banking Day, then


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                  such determination, date, payment, matter or thing shall be done or extended to the first Banking Day thereafter.

         12.2 PROVISIONS OF THE MASTER TRUST DEED TO APPLY OTHER THAN AS SET OUT HEREIN

                  Other than as expressly set out herein, or inconsistent with this Supplementary Bond Terms Notice, but subject to clause 12.3, the provisions of the Master Trust Deed shall apply to all Notes and to all Noteholders.

         12.3     LIMITATION OF LIABILITY

                  Without derogating from the generality of clause 12.2 nothing in this Supplementary Bond Terms Notice shall, nor shall it be construed as, limiting or in any way affecting the full operation of clause 26 of the Master Trust Deed.

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13       FINANCIAL DEFAULT

         For the purposes of the Securitisation Fund and all Transaction Documents relating to the Securitisation Fund, any failure by the Trustee to pay all or part of any Interest Amount on any Payment Date other than the Final Maturity Date does not constitute a Financial Default or an Event of Default for the purposes of the Security Trust Deed.





Dated:            [##] 2003



The attorney executing this notice states that he or she has no notice of, alteration to, or revocation or suspension of, the power of attorney appointing that attorney.

For and on behalf of ME Portfolio Management Limited by its attorney in the presence of:







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Witness                                  Attorney


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Name (please print)                      Name (please print)